Exhibit 99.1

SITE QUARTERLY FINANCIAL SUPPLEMENT FOR THE PE PERIOD ENDED DECEMBER 31, 2023 RECENT ACQUISITION POINT AT UNIVERSITY CHARLOTTE, NORTH CAROLINA SITC LISTED NYSE.

S I
T E

# Quarterly Financial Supplement

FOR THE PERIOD ENDED DECEMBER 31, 2023

RECENT ACQUISITION
POINT AT UNIVERSITY
CHARLOTTE, NORTH CAROLINA
PIADA
ITALIAN STREET FOOD
PHỞ
@ University
SITC
LISTED
NYSE

SITE CENTERS COMPANY & PORTFOLIO OVERVIEW SITE Centers is an owner and manager of open-air shopping centers located in suburban, high household income communities. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. PORTFOLIO STATISTICS $4.2B ENTERPRISE VALUE 101 WHOLLY - OWNED PROPERTIES $111K AVERAGE HOUSEHOLD INCOME 94.5% LEASED RATE COMMITTED TO A SUSTAINABLE FUTURE GLOBAL REPORTING INITIATIVE GREEN LEASE LEADER U.S. GREEN BUILDING COUNCIL LEED USGBCTM CORPORATE HQ RENOVATION GOAL GRESB® Bloomberg Gender-Equality Index 2023 Member PORTFOLIO COMPOSITION Top 5 MSAs by ABR OTHER 60% ATLANTA 9% MIAMI 9% ORLANDO 8% CHICAGO 7% denver 7% ABR by Region* NORTHEAST 12% SOUTHEAST 50% MIDWEST 15% NORTHWEST 2% CALIFORNIA 8% SOUTHWEST 6% MOUNTAIN 7% Retailer Mix LOCAL 13% NATIONAL 87% NOTE: ALL FIGURES AT COMPANY’S SHARE AND AS OF december 31, 2023. NEW YORK • HONG KONG • ATLANTA • CLEVELAND DENVER • LOS ANGELES • MIAMI • PHOENIX • TAMPA SITC LISTED NYSE SITE

SITE Centers Corp.

SITE Centers Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact, including statements regarding the Company's projected operational and financial performance, strategy, prospects and plans, may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the consistency with future results of assumptions based on past performance; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; our ability to enter into agreements to buy and sell properties on commercially reasonable terms and to satisfy closing conditions applicable to such sales; our ability to complete the spin-off of Curbline Properties in a timely manner or at all; our ability to secure equity or debt financing on commercially acceptable terms or at all; redevelopment and construction activities may not achieve a desired return on investment; impairment charges; valuation and risks relating to our joint venture investments; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics and other public health crises; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; our ability to maintain REIT status; and the finalization of the financial statements for the period ended December 31, 2023. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SITE Centers Corp.	For additional information:
3300 Enterprise Parkway	Conor Fennerty, EVP and
Beachwood, OH 44122 216-755-5500	Chief Financial Officer

FOR IMMEDIATE RELEASE:

SITE Centers Reports Fourth Quarter and Full-Year 2023 Results and Declares First Quarter Dividend

Beachwood, Ohio, February 13, 2024 - SITE Centers Corp. (NYSE: SITC), an owner of open-air shopping centers in suburban, high household income communities, announced today operating results for the quarter and year ended December 31, 2023 and declared a dividend on its common stock for the first quarter of 2024.

“The fourth quarter was a significant time period for SITE Centers highlighted by the announced planned spin-off of the Company’s Convenience assets, nearly $800 million of total transaction activity and over $1.5 billion of total financings closed or committed,” commented David R. Lukes, President and Chief Executive Officer. “We are well underway on the timeline to form and scale the first public real estate company focused exclusively on Convenience properties and remain excited by the prospects and opportunity set. Additionally, we believe the transactions closed or announced in the last three months along with the significant disposition activity in process position both SITE Centers and Curbline Properties to create stakeholder value.”

Results for the Fourth Quarter

•
Fourth quarter net income attributable to common shareholders was $193.6 million, or $0.92 per diluted share, as compared to net income of $25.4 million, or $0.12 per diluted share, in the year-ago period. The increase year-over-year primarily was the result of higher gain on sale from dispositions.
•
Fourth quarter operating funds from operations attributable to common shareholders (“Operating FFO” or “OFFO”) was $54.0 million, or $0.26 per diluted share, compared to $62.5 million, or $0.29 per diluted share, in the year-ago period. The decrease year-over-year primarily was due to the impact of property dispositions, partially offset by property net operating income ("NOI") growth and the net impact of property acquisitions.

Results for the Year

•
Net income attributable to common shareholders for the year ended December 31, 2023 was $254.5 million, or $1.21 per diluted share, as compared to net income of $157.6 million, or $0.73 per diluted share, for the prior year.
•
Operating FFO was $247.9 million, or $1.18 per diluted share for 2023, which compares to $253.3 million, or $1.18 per diluted share for 2022.

Significant Fourth Quarter and Recent Activity

•
SITE Centers sold 14 wholly owned shopping centers in the fourth quarter and first quarter to date for an aggregate price of $818.6 million including 12 wholly-owned shopping centers sold during the fourth quarter for an aggregate price of $736.2 million.
•
Acquired four convenience shopping centers during the quarter for an aggregate price of $62.4 million, including Point at University (Charlotte, NC) for $8.9 million, Estero Crossing (Cape Coral, FL) for $17.1 million, Presidential Plaza North (Atlanta, GA) for $7.4 million, and Shops at Lake Pleasant (Phoenix, AZ) for $29.0 million.
•
In October, announced the expected spin-off of the Company’s Convenience assets into a separate publicly-traded REIT to be named Curbline Properties Corp. (“Curbline Properties” or “CURB”). The spin-off is expected to be completed on or around October 1, 2024. As of December 31, 2023, the Company has amassed a portfolio of 65 wholly owned properties to be included in the CURB portfolio, including assets separated or in the process of being separated from SITE Centers properties. The transaction is subject to certain conditions, including the effectiveness of CURB’s Form 10 registration statement and final approval and declaration of the distribution by SITE Center’s Board of Directors.
•
In October, obtained a commitment from affiliates of Apollo, including ATLAS SP Partners, to provide a $1.1 billion mortgage facility to be secured by 40 properties with flexibility to reduce the commitment or loan balance with proceeds from asset sales or other sources of capital. The mortgage is expected to be funded prior to the spin-off date with loan and additional asset sale proceeds expected to be used to retire all unsecured debt, including all outstanding public notes, prior to the spin-off of CURB.

•
In October, closed on a five-year $100 million mortgage secured by Nassau Park Pavilion (Princeton, NJ).
•
In December, closed on a five-year $380.6 million ($76.1 million at share) mortgage secured by the 10-property DTP joint venture portfolio.
•
In the fourth quarter, recorded a $1.3 million charge related to the previously announced restructuring plan, which included a Voluntary Retirement Offer. Restructuring charges have been excluded from OFFO.

Significant Full-Year 2023 Activity

•
Issued the Company’s ninth Corporate Responsibility and Sustainability Report. The Report was completed in alignment with the Global Reporting Initiative and with the Sustainability Accounting Standards Board metrics and frameworks. The report intends to provide updates on the annual results of the Company’s corporate responsibility and sustainability programs and can be found at https://www.sitecenters.com/2022CSR.
•
Acquired 12 Convenience shopping centers for an aggregate price of $165.1 million.
•
Sold 22 shopping centers for $966.6 million ($876.9 million at share).

Key Quarterly Operating Results

•
Reported an increase of 0.3% in same-store net operating income (“SSNOI”) on a pro rata basis for the fourth quarter of 2023, including redevelopment, as compared to the year-ago period which included a 240 basis-point headwind due to the bankruptcy of Bed Bath & Beyond to fourth quarter 2023 SSNOI growth. The impact of prior period rental income receipts related to cash basis tenants was immaterial to fourth quarter 2023 SSNOI growth.
•
Generated cash new leasing spreads of 29.5% and cash renewal leasing spreads of 6.5%, both on a pro rata basis, for the trailing twelve-month period ended December 31, 2023 and cash new leasing spreads of 9.2% and cash renewal leasing spreads of 3.1%, both on a pro rata basis, for the fourth quarter of 2023.
•
Generated straight-lined new leasing spreads of 41.1% and straight-lined renewal leasing spreads of 11.1%, both on a pro rata basis, for the trailing twelve-month period ended December 31, 2023 and straight-lined new leasing spreads of 17.3% and straight-lined renewal leasing spreads of 9.0%, both on a pro rata basis, for the fourth quarter of 2023.
•
Reported a leased rate of 94.5% at December 31, 2023, compared to 94.6% at September 30, 2023 and 95.4% at December 31, 2022, all on a pro rata basis. Net transaction activity was a 50 basis point sequential headwind related to the sale of properties in the fourth quarter with an average leased rate of 97.8%, partially offset by new leasing activity and acquisitions.
•
As of December 31, 2023, the Signed Not Opened (“SNO”) spread was 250 basis points, representing $14.2 million of annualized base rent on a pro rata basis.

First Quarter Dividend

The Company declared a dividend on its common stock of $0.13 per share for the first quarter of 2024. The dividend is payable on April 5, 2024 to shareholders of record at the close of business on March 14, 2024.

Property NOI Projection

The Company projects based on the assumptions below, 2024 property level NOI to be as follows:

Portfolio	NOI Projection ($M)
SITE Centers	$260.7 – $269.8
Curbline Properties	$73.9 – $77.9

These projections:

•
Calculate NOI pursuant to the definition of NOI used in the SSNOI calculation as described below except that it includes lease termination fees and assumes that all properties owned as of December 31, 2023 are held for the full year 2024,
•
Assume 2024 SSNOI growth of 3.5% - 5.5% for Curbline Properties,
•
Exclude from NOI G&A allocated to operating expenses which totaled $2.8 million in 4Q2023, or $11.2 million annualized and
•
Adjust NOI for estimated impact of remaining expected parcel separations and include NOI for SITE Centers from its Beachwood, OH office headquarters.

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the projected NOI and assumed range of 2024 SSNOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the multiple components of the calculations which for the same-store calculation only includes properties owned for comparable periods and excludes all corporate level activity as described below under Non-GAAP Measures and Other Operational Metrics.

About SITE Centers Corp.

SITE Centers is an owner and manager of open-air shopping centers located in suburban, high household income communities. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. Additional information about the Company is available at www.sitecenters.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Conference Call and Supplemental Information

The Company will hold its quarterly conference call today at 8:00 a.m. Eastern Time. To participate with access to the slide presentation, please visit the Investor Relations portion of SITE's website, ir.sitecenters.com, or for audio only, dial 888‑317‑6003 (U.S.), 866-284-3684 (Canada) or 412-317-6061 (international) using pass code 3657488 at least ten minutes prior to the scheduled start of the call. The call will also be webcast and available in a listen-only mode on SITE Centers’ website at ir.sitecenters.com. If you are unable to participate during the live call, a replay of the conference call will also be available at ir.sitecenters.com for further review. You may also access the telephone replay by dialing 877-344-7529 (U.S.), 855-669-9658 (Canada) or 412-317-0088 (international) using passcode 6639284 through March 13, 2024. Copies of the Company’s supplemental package and earnings slide presentation are available on the Company’s website.

Non-GAAP Measures and Other Operational Metrics

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with generally accepted accounting principles in the United States (“GAAP”)), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and equity income (loss) from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO as FFO excluding certain non-operating charges, income and gains. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

The Company also uses NOI, a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company presents NOI information herein on a same store basis or “SSNOI.” The Company defines SSNOI as property revenues less property-related expenses, which exclude straight-line rental income and reimbursements and expenses, lease termination income, management fee expense, fair market value of leases and expense recovery adjustments. SSNOI includes assets owned in comparable periods (15 months for prior period comparisons). In addition, SSNOI is presented including activity associated with redevelopment. SSNOI excludes all non-property and corporate level revenue and expenses. Other real estate companies may calculate NOI and SSNOI in a different manner. The Company believes SSNOI at its effective ownership interest provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above.

FFO, Operating FFO, NOI and SSNOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP, as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures have been provided herein. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the projected NOI and assumed rate of 2024 SSNOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the multiple components of the calculations which for the same-store calculation only includes properties owned for comparable periods and excludes all corporate level activity as noted above.

The Company calculates Cash Leasing Spreads by comparing the prior tenant's annual base rent in the final year of the prior lease to the executed tenant's annual base rent in the first year of the executed lease. Straight-Lined Leasing Spreads are calculated by comparing the prior tenant's average base rent over the prior lease term to the executed tenant's average base rent over the term of the executed lease. For both Cash and Straight-Lined Leasing Spreads, the reported calculation includes only comparable leases which are deals executed within one year of the date that the prior tenant vacated. Deals executed after one year of the date the prior tenant vacated, deals which are a combination of existing units, new leases at redevelopment properties, and deals for units vacant at the time of acquisition are considered non-comparable and excluded from the calculation.

Safe Harbor

SITE Centers Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact, including statements regarding the Company's projected operational and financial performance, strategy, prospects and plans, may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the consistency with future results of assumptions based on past performance; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; our ability to enter into agreements to buy and sell properties on commercially reasonable terms and to satisfy closing conditions applicable to such sales; our ability to complete the spin-off of Curbline Properties in a timely manner or at all; our ability to secure equity or debt financing on commercially acceptable terms or at all; redevelopment and construction activities may not achieve a desired return on investment; impairment charges; valuation and risks relating to our joint venture investments; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics and other public health crises; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; our ability to maintain REIT status; and the finalization of the financial statements for the period ended December 31, 2023. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SITE Centers Corp.

Income Statement: Consolidated Interests

	in thousands, except per share
		4Q23	4Q22	12M23	12M22
	Revenues:
	Rental income (1)	$122,742	$135,896	$537,066	$537,106
	Other property revenues	414	537	2,392	3,701
		123,156	136,433	539,458	540,807
	Expenses:
	Operating and maintenance	22,331	22,750	88,959	89,278
	Real estate taxes	15,887	19,476	76,762	80,706
		38,218	42,226	165,721	169,984

	Net operating income (2)	84,938	94,207	373,737	370,823

	Other income (expense):
	JV and other fee income	1,510	2,075	6,817	11,546
	Interest expense	(20,011)	(20,386)	(82,002)	(77,692)
	Depreciation and amortization	(46,925)	(50,982)	(212,460)	(203,546)
	General and administrative (3)	(14,932)	(12,161)	(50,867)	(46,564)
	Other income (expense), net (4)	5,200	(388)	3,189	(2,540)
	Impairment charges	0	0	0	(2,536)
	Income before earnings from JVs and other	9,780	12,365	38,414	49,491

	Equity in net income of JVs	82	424	6,577	27,892
	Gain on sale and change in control of interests	0	27	3,749	45,581
	Gain on disposition of real estate, net	187,796	15,352	219,026	46,644
	Tax expense	(1,234)	47	(2,045)	(816)
	Net income	196,424	28,215	265,721	168,792
	Non-controlling interests	0	(18)	(18)	(73)
	Net income SITE Centers	196,424	28,197	265,703	168,719
	Preferred dividends	(2,789)	(2,789)	(11,156)	(11,156)
	Net income Common Shareholders	$193,635	$25,408	$254,547	$157,563

	Weighted average shares – Basic – EPS	209,323	212,168	209,459	212,998
	Assumed conversion of diluted securities	85	661	162	885
	Weighted average shares – Diluted – EPS	209,408	212,829	209,621	213,883

	Earnings per common share – Basic	$0.92	$0.12	$1.21	$0.74
	Earnings per common share – Diluted	$0.92	$0.12	$1.21	$0.73

(1)	Rental income:
	Minimum rents	$81,088	$90,180	348,801	$352,029
	Ground lease minimum rents	5,729	6,747	24,837	26,938
	Straight-line rent, net	907	589	3,067	3,043
	Amortization of (above)/below-market rent, net	1,099	1,249	13,198	4,656
	Percentage and overage rent	1,952	1,635	6,450	5,217
	Recoveries	30,246	33,763	134,816	133,574
	Uncollectible revenue	(291)	(501)	(1,417)	1,388
	Ancillary and other rental income	1,997	2,066	6,713	6,482
	Lease termination fees	15	168	601	3,779

(2)	Includes NOI from WO assets sold in 4Q23	4,487	N/A	N/A	N/A

(3)	Separation charge and other	1,032	0	5,046	0

(4)	Interest income (fees), net	4,554	(146)	4,349	(655)
	Transaction costs	(1,339)	(237)	(3,187)	(1,305)
	Debt extinguishment costs	(118)	(5)	(76)	(580)
	Derivative mark-to-market	2,103	0	2,103	0

SITE Centers Corp.

Reconciliation: Net Income to FFO and Operating FFO

and Other Financial Information

	in thousands, except per share
		4Q23	4Q22	12M23	12M22
	Net income attributable to Common Shareholders	$193,635	$25,408	$254,547	$157,563
	Depreciation and amortization of real estate	45,525	49,833	207,005	198,662
	Equity in net income of JVs	(82)	(424)	(6,577)	(27,892)
	JVs' FFO	1,654	2,806	7,981	12,274
	Non-controlling interests	0	18	18	73
	Impairment of real estate	0	0	0	2,536
	Gain on sale and change in control of interests	0	(27)	(3,749)	(45,581)
	Gain on disposition of real estate, net	(187,796)	(15,352)	(219,026)	(46,644)
	FFO attributable to Common Shareholders	$52,936	$62,262	$240,199	$250,991
	Separation and other charges	1,308	0	5,752	0
	Transaction, debt extinguishment and other (at SITE's share)	1,838	239	4,024	2,740
	Derivative mark-to market	(2,103)	0	(2,103)	0
	RVI disposition fees	0	0	0	(385)
	Total non-operating items, net	1,043	239	7,673	2,355
	Operating FFO attributable to Common Shareholders	$53,979	$62,501	$247,872	$253,346

	Weighted average shares & units – Basic: FFO & OFFO	209,323	212,308	209,508	213,139
	Assumed conversion of dilutive securities	85	661	162	744
	Weighted average shares & units – Diluted: FFO & OFFO	209,408	212,969	209,670	213,883

	FFO per share – Basic	$0.25	$0.29	$1.15	$1.18
	FFO per share – Diluted	$0.25	$0.29	$1.15	$1.17
	Operating FFO per share – Basic	$0.26	$0.29	$1.18	$1.19
	Operating FFO per share – Diluted	$0.26	$0.29	$1.18	$1.18
	Common stock dividends declared, per share (1)	$0.29	$0.13	$0.68	$0.52

	Capital expenditures (SITE Centers share):
	Redevelopment costs	5,311	4,280	21,037	20,731
	Maintenance capital expenditures	5,936	4,621	17,488	21,088
	Tenant allowances and landlord work	16,194	12,032	55,133	47,372
	Leasing commissions	1,941	2,788	8,196	8,798
	Construction administrative costs (capitalized)	776	912	3,171	3,997

	Certain non-cash items (SITE Centers share):
	Straight-line rent	939	806	3,174	3,417
	Straight-line fixed CAM	102	151	340	476
	Amortization of below-market rent/(above), net	1,197	1,335	13,562	5,018
	Straight-line ground rent expense	(25)	(35)	(155)	(135)
	Debt fair value and loan cost amortization	(1,310)	(1,267)	(4,901)	(5,121)
	Capitalized interest expense	322	311	1,238	1,119
	Stock compensation expense	(1,965)	(1,678)	(7,083)	(6,813)
	Non-real estate depreciation expense	(1,402)	(1,151)	(5,466)	(4,893)

(1)	Includes $0.16 per share special dividend which was paid in January 2024.

SITE Centers Corp.

Balance Sheet: Consolidated Interests

	$ in thousands
		At Period End
		4Q23	4Q22
	Assets:
	Land	$930,540	$1,066,852
	Buildings	3,311,368	3,733,805
	Fixtures and tenant improvements	537,872	576,036
		4,779,780	5,376,693
	Depreciation	(1,570,377)	(1,652,899)
		3,209,403	3,723,794
	Construction in progress and land	51,379	56,466
	Real estate, net	3,260,782	3,780,260

	Investments in and advances to JVs	39,372	44,608
	Cash	551,968	20,254
	Restricted cash	17,063	960
	Receivables and straight-line (1)	65,623	63,926
	Intangible assets, net (2)	86,363	105,945
	Other assets, net	40,180	29,064
	Total Assets	4,061,351	4,045,017

	Liabilities and Equity:
	Revolving credit facilities	0	0
	Unsecured debt	1,303,243	1,453,923
	Unsecured term loan	198,856	198,521
	Secured debt	124,176	54,577
		1,626,275	1,707,021
	Dividends payable	63,806	30,389
	Other liabilities (3)	195,727	214,985
	Total Liabilities	1,885,808	1,952,395

	Preferred shares	175,000	175,000
	Common shares	21,437	21,437
	Paid-in capital	5,974,904	5,974,216
	Distributions in excess of net income	(3,934,736)	(4,046,370)
	Deferred compensation	5,167	5,025
	Accumulated comprehensive income	6,121	9,038
	Common shares in treasury at cost	(72,350)	(51,518)
	Non-controlling interests	0	5,794
	Total Equity	2,175,543	2,092,622

	Total Liabilities and Equity	$4,061,351	$4,045,017

(1)	SL rents (including fixed CAM), net	$31,206	$33,879

(2)	Operating lease right of use assets	17,373	18,197

(3)	Operating lease liabilities	37,108	37,777
	Below-market leases, net	46,096	59,825

SITE Centers Corp.

Reconciliation of Net Income Attributable to SITE to Same Store NOI

$ in thousands
	4Q23	4Q22	4Q23	4Q22
	SITE Centers at 100%		At SITE Centers Share (Non-GAAP)
GAAP Reconciliation:
Net income attributable to SITE Centers	$196,424	$28,197	$196,424	$28,197
Fee income	(1,510)	(2,075)	(1,510)	(2,075)
Interest expense	20,011	20,386	20,011	20,386
Depreciation and amortization	46,925	50,982	46,925	50,982
General and administrative	14,932	12,161	14,932	12,161
Other expense (income), net	(5,200)	388	(5,200)	388
Equity in net income of joint ventures	(82)	(424)	(82)	(424)
Tax expense	1,234	(47)	1,234	(47)
Gain on sale and change in control of interests	0	(27)	0	(27)
Gain on disposition of real estate, net	(187,796)	(15,352)	(187,796)	(15,352)
Income from non-controlling interests	0	18	0	18
Consolidated NOI	84,938	94,207	84,938	94,207
Less: Non-Same Store NOI adjustments			(6,934)	(16,640)
Total Consolidated SSNOI			78,004	77,567

Consolidated SSNOI % Change			0.6%

Net (loss) income from unconsolidated joint ventures	(926)	1,013	(99)	361
Interest expense	6,585	7,495	1,498	1,682
Depreciation and amortization	7,429	9,395	1,778	2,153
Other expense (income), net	3,445	1,189	752	298
(Gain) loss on disposition of real estate, net	(165)	1,408	(33)	289
Unconsolidated NOI	$16,368	$20,500	3,896	4,783
Less: Non-Same Store NOI adjustments			(155)	(831)
Total Unconsolidated SSNOI at SITE share			3,741	3,952

Unconsolidated SSNOI % Change			(5.3%)

SSNOI % Change at SITE Share			0.3%

SITE Centers Corp.

Reconciliation of Net Income Attributable to SITE to Same Store NOI

$ in thousands
	12M23	12M22	12M23	12M22
	SITE Centers at 100%		At SITE Centers Share (Non-GAAP)
GAAP Reconciliation:
Net income attributable to SITE Centers	$265,703	$168,719	$265,703	$168,719
Fee income	(6,817)	(11,546)	(6,817)	(11,546)
Interest expense	82,002	77,692	82,002	77,692
Depreciation and amortization	212,460	203,546	212,460	203,546
General and administrative	50,867	46,564	50,867	46,564
Other expense (income), net	(3,189)	2,540	(3,189)	2,540
Impairment charges	0	2,536	0	2,536
Equity in net income of joint ventures	(6,577)	(27,892)	(6,577)	(27,892)
Tax expense	2,045	816	2,045	816
Gain on sale and change in control of interests	(3,749)	(45,581)	(3,749)	(45,581)
Gain on disposition of real estate, net	(219,026)	(46,644)	(219,026)	(46,644)
Income from non-controlling interests	18	73	18	73
Consolidated NOI	373,737	370,823	373,737	370,823
Less: Non-Same Store NOI adjustments			(69,445)	(74,177)
Total Consolidated SSNOI			$304,292	$296,646

Consolidated SSNOI % Change			2.6%

Net income from unconsolidated joint ventures	21,246	106,846	4,625	22,248
Interest expense	25,601	34,055	5,840	7,664
Depreciation and amortization	32,578	46,518	7,656	10,457
Impairment charges	0	17,550	0	3,510
Other expense (income), net	10,467	12,303	2,345	2,766
Gain on disposition of real estate, net	(21,316)	(120,097)	(4,265)	(23,965)
Unconsolidated NOI	$68,576	$97,175	16,201	22,680
Less: Non-Same Store NOI adjustments			(1,280)	(7,800)
Total Unconsolidated SSNOI at SITE share			$14,921	$14,880

Unconsolidated SSNOI % Change			0.3%

SSNOI % Change at SITE Share			2.5%

SITE Centers Corp.

Portfolio Summary

			12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Shopping Center Count
Operating Centers - 100%			114	119	121	120	119
Wholly Owned			101	106	108	105	101
JV Portfolio			13	13	13	15	18

Gross Leasable Area (GLA)
Owned and Ground Lease - Pro Rata Share			19,312	22,329	22,999	23,014	23,094
Wholly Owned			18,369	21,386	22,056	21,990	21,989
JV Portfolio - Pro Rata Share			943	943	943	1,024	1,105

Quarterly Operational Overview
Pro Rata Share
Base Rent PSF			$20.35	$20.20	$19.89	$19.65	$19.52
Base Rent PSF < 10K			$32.76	$32.09	$31.59	$31.28	$30.94
Base Rent PSF > 10K			$15.48	$15.88	$15.77	$15.74	$15.72

Commenced Rate			92.0%	92.0%	92.4%	92.9%	92.5%
Commenced Rate < 10K SF			88.2%	87.3%	86.4%	85.3%	84.4%
Commenced Rate > 10K SF			93.5%	93.7%	94.7%	95.6%	95.5%

Leased Rate			94.5%	94.6%	95.5%	95.9%	95.4%
Leased Rate < 10K SF			90.9%	91.0%	90.7%	90.8%	90.3%
Leased Rate > 10K SF			95.9%	95.9%	97.2%	97.7%	97.2%

Operational Statistics
% of Aggregate Property NOI - Wholly Owned			95.4%	95.9%	96.1%	95.7%	95.2%
% of Aggregate Property NOI - Joint Venture – Pro Rata Share			4.6%	4.1%	3.9%	4.3%	4.8%

Quarterly SITE SSNOI at share including redevelopment			0.3%	2.9%	1.7%	4.2%	1.8%

TTM New Leasing - at pro rata share (GLA in 000's)			613	699	703	965	1,126
TTM Renewals - at pro rata share (GLA in 000's)			2,685	2,943	3,156	2,956	3,220
TTM Total Leasing - at pro rata share (GLA in 000's)			3,298	3,642	3,859	3,921	4,346
TTM Cash Blended New and Renewal Rent Spreads - at pro rata share			9.0%	10.6%	8.9%	8.9%	8.5%
TTM GAAP Blended New and Renewal Rent Spreads - at pro rata share			14.5%	15.6%	13.6%	13.9%	13.1%

Top 20 MSA Exposure

	MSA	Properties	GLA	% of GLA	ABR	% of ABR	ABR PSF
1	Miami-Fort Lauderdale-West Palm Beach, FL	7	1,567	8.1%	$31,916	9.3%	$24.52
2	Atlanta-Sandy Springs-Roswell, GA	14	2,057	10.7%	31,460	9.2%	$16.73
3	Orlando-Kissimmee-Sanford, FL	4	1,419	7.3%	28,014	8.2%	$20.55
4	Chicago-Naperville-Elgin, IL-IN-WI	5	973	5.0%	24,226	7.1%	$27.20
5	Denver-Aurora-Lakewood, CO	8	1,387	7.2%	22,744	6.6%	$18.66
6	Trenton, NJ	2	1,298	6.7%	21,898	6.4%	$18.75
7	Phoenix-Mesa-Scottsdale, AZ	10	1,075	5.6%	20,925	6.1%	$22.07
8	Charlotte-Concord-Gastonia, NC-SC	5	1,137	5.9%	16,907	4.9%	$16.15
9	Columbus, OH	2	961	5.0%	15,058	4.4%	$16.21
10	San Antonio-New Braunfels, TX	3	932	4.8%	12,894	3.8%	$17.70
11	Los Angeles-Long Beach-Anaheim, CA	2	666	3.4%	12,774	3.7%	$24.50
12	Richmond, VA	4	598	3.1%	10,160	3.0%	$20.63
13	Washington-Arlington-Alexandria, DC-VA-MD-WV	5	479	2.5%	8,742	2.5%	$27.49
14	New York-Newark-Jersey City, NY-NJ-PA	5	466	2.4%	8,702	2.5%	$23.60
15	Tampa-St. Petersburg-Clearwater, FL	4	432	2.2%	7,669	2.2%	$20.79
16	Cincinnati, OH-KY-IN	1	427	2.2%	7,617	2.2%	$17.62
17	Portland-Vancouver-Hillsboro, OR-WA	2	388	2.0%	7,033	2.1%	$27.71
18	San Francisco-Oakland-Hayward, CA	4	181	0.9%	7,018	2.0%	$43.48
19	Sacramento-Roseville-Arden-Arcade, CA	2	275	1.4%	5,766	1.7%	$29.93
20	St. Louis, MO-IL	1	338	1.8%	5,435	1.6%	$24.98
	Other	24	2,256	11.7%	35,881	10.5%	$17.60
	Total	114	19,312	100.0%	$342,839	100.0%	$20.35

Note: $ and GLA in thousands except shopping center count and base rent PSF; Top 20 MSA figures for SITE at share except for property count

SITE Centers Corp.

Capital Structure

$, shares and units in thousands, except per share
	December 31, 2023	December 31, 2022	December 31, 2021
Capital Structure
Market Value Per Share	$13.63	$13.66	$15.83

Common Shares Outstanding	209,328	210,853	211,235
Operating Partnership Units	0	141	141
Total Outstanding Common Shares	209,328	210,994	211,376

Common Shares Equity	$2,853,141	$2,882,178	$3,346,079
Perpetual Preferred Stock - Class A	175,000	175,000	175,000

Unsecured Credit Facilities	0	0	0
Unsecured Term Loan	200,000	200,000	100,000
Unsecured Notes Payable	1,305,758	1,457,741	1,456,886
Mortgage Debt (includes JVs at SITE share)	240,882	165,408	315,898
Total Debt (includes JVs at SITE share)	1,746,640	1,823,149	1,872,784
Less: Cash (including restricted cash)	581,760	31,011	43,252
Net Debt	$1,164,880	$1,792,138	$1,829,532

Total Market Capitalization	$4,193,020	$4,849,316	$5,350,611

Leverage / Public Debt Covenants
Average Consolidated Net Effective Debt	1,376,540	1,664,859	1,749,295
Consolidated Adjusted EBITDA - TTM	347,807	348,406	351,172
Average Consolidated Net Debt / Adjusted EBITDA(1)	4.0.	4.8.	5.0.

Average Pro-Rata Net Effective Debt	1,484,533	1,806,016	1,952,145
Pro-Rata Adjusted EBITDA - TTM	353,822	356,198	361,917
Average Pro-Rata Net Debt / Adjusted EBITDA(1)	4.2.	5.1.	5.4.

Outstanding Debt & Obligations	1,649,895	1,730,562	1,717,917
Undepreciated Real Estate Assets	4,870,531	5,477,767	5,303,507
Total Debt to Real Estate Assets Ratio(2)	34%	32%	32%
Covenant	65%	65%	65%

Secured Debt & Obligations	125,651	54,173	125,382
Total Assets	5,626,403	5,690,332	5,534,473
Secured Debt to Assets Ratio	2%	1%	2%
Covenant	40%	40%	40%

Unencumbered Real Estate Assets	4,622,639	5,319,838	5,028,788
Unsecured Debt & Obligations	1,524,244	1,676,388	1,592,535
Unencumbered Assets to Unsecured Debt(2)	303%	317%	316%
Covenant	135%	135%	135%

Net Income Available for Debt Service	331,462	336,115	329,408
Maximum Annual Service Charge	84,195	81,425	80,073
Fixed Charge Coverage Ratio	3.9.	4.1.	4.1.
Covenant	1.5.	1.5.	1.5.

Credit Ratings (Outlook)
Moody's	Baa3 (Stable)	Baa3 (Stable)	Baa3 (Stable)
S&P	BBB- (Stable)	BBB- (Stable)	BBB- (Stable)
Fitch	BBB (Stable)	BBB (Stable)	BBB (Stable)

(1) Excludes Perpetual Preferred Stock. See definition in the Non-GAAP Measures section.
(2) Real Estate Assets and Unencumbered Assets exclude consolidated cash and cash equivalents.

SITE Centers Corp.

Same Store Metrics (1)

	Same Store Net Operating Income
	Quarterly Same Store NOI			Annual Same Store NOI
	4Q23	4Q22	Change	12M23	12M22	Change

Consolidated SSNOI Leased rate	94.5%	95.2%	(0.7%)	94.5%	95.2%	(0.7%)
Consolidated SSNOI Commenced rate	92.0%	92.4%	(0.4%)	92.0%	92.4%	(0.4%)

Revenues:
Minimum rents	$79,081	$78,256		$308,053	$301,307
Recoveries	27,869	27,257		112,228	106,430
Uncollectible revenue	(255)	(312)		(1,145)	982
Percentage and overage rents	1,846	1,545		5,965	4,762
Ancillary and other rental income	2,087	1,989		6,884	6,122
	110,628	108,735	1.7%	431,985	419,603	3.0%
Expenses:
Operating and maintenance	(16,953)	(15,530)		(63,002)	(59,535)
Real estate taxes	(15,671)	(15,638)		(64,691)	(63,422)
	(32,624)	(31,168)	4.7%	(127,693)	(122,957)	3.9%
Total Consolidated SSNOI	$78,004	$77,567	0.6%	$304,292	$296,646	2.6%

Total Unconsolidated SSNOI at SITE share	3,741	3,952		14,921	14,880
Total SSNOI at SITE share(2)	$81,745	$81,519	0.3%	$319,213	$311,526	2.5%

Consolidated SSNOI Operating Margin	70.5%	71.3%		70.4%	70.7%
Consolidated SSNOI Recovery Rate	85.4%	87.5%		87.9%	86.6%

(1) See calculation definition in the Non-GAAP Measures section and GAAP reconciliation on pages 8 and 9. Figures reported include redevelopment.

(2) Results include the impact of rental income at SITE's share related to prior periods of $0.1 million and $0.8 million for the fourth quarters of 2023 and 2022 and $0.7 million and $3.2 million for the twelve months ended 2023 and 2022, respectively, primarily related to cash basis tenants.

SITE Centers Corp.

Leasing Summary

At pro rata share except for count

Leasing Activity
	Comparable Pool						Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Straight-lined	Term	Count	GLA	ABR PSF	Term
New Leases
4Q23	9	64,639	$17.81	9.2%	17.3%	9.5	21	106,733	$21.62	9.3
3Q23	14	157,937	$20.76	58.2%	73.0%	9.8	26	205,775	$22.22	9.9
2Q23	11	89,204	$26.73	14.8%	23.3%	9.4	33	170,016	$25.97	8.6
1Q23	14	23,874	$40.79	20.3%	36.7%	9.5	32	130,430	$29.68	13.8
	48	335,654	$23.21	29.5%	41.1%	9.6	112	612,954	$24.74	10.3

Renewals
4Q23	68	383,399	$23.73	3.1%	9.0%	5.1	68	383,399	$23.73	5.1
3Q23	93	1,027,931	$17.63	6.6%	10.2%	5.7	93	1,027,931	$17.63	5.7
2Q23	104	945,162	$17.29	7.2%	11.9%	5.7	104	945,162	$17.29	5.7
1Q23	62	328,684	$22.37	8.7%	14.3%	5.6	62	328,684	$22.37	5.6
	327	2,685,176	$18.96	6.5%	11.1%	5.6	327	2,685,176	$18.96	5.6

New + Renewals
4Q23	77	448,038	$22.88	3.8%	9.9%	5.7	89	490,132	$23.27	6.0
3Q23	107	1,185,868	$18.05	12.2%	16.9%	6.2	119	1,233,706	$18.39	6.4
2Q23	115	1,034,366	$18.11	8.1%	13.3%	6.0	137	1,115,178	$18.62	6.1
1Q23	76	352,558	$23.62	9.9%	16.6%	5.8	94	459,114	$24.44	7.9
	375	3,020,830	$19.43	9.0%	14.5%	6.0	439	3,298,130	$20.04	6.5

Net Effective Rents
			Capex PSF				NER		% of GLA
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term	>10K SF	<10K SF
New Leases
4Q23	94,689	$22.60	$1.68	$2.59	$1.02	$5.29	$17.31	9.3	61%	39%
3Q23	182,231	$22.90	$1.99	$0.60	$0.81	$3.40	$19.50	9.8	80%	20%
2Q23	160,230	$26.21	$3.89	$0.92	$1.25	$6.06	$20.15	8.5	57%	43%
1Q23	92,947	$33.25	$3.10	$1.03	$1.54	$5.67	$27.58	10.5	38%	62%
	530,097	$25.66	$2.67	$1.12	$1.11	$4.90	$20.76	9.4	62%	38%

Renewals
4Q23	383,399	$24.19	$0.03	$0.00	$0.01	$0.04	$24.15	5.1	66%	34%
3Q23	1,027,931	$17.90	$0.12	$0.00	$0.00	$0.12	$17.78	5.7	81%	19%
2Q23	945,162	$17.62	$0.05	$0.00	$0.00	$0.05	$17.57	5.7	78%	22%
1Q23	328,684	$23.02	$0.04	$0.01	$0.00	$0.05	$22.97	5.6	59%	41%
	2,685,176	$19.33	$0.07	$0.00	$0.00	$0.07	$19.26	5.6	75%	25%

New + Renewals
4Q23	478,088	$23.88	$0.54	$0.80	$0.32	$1.66	$22.22	5.9	65%	35%
3Q23	1,210,162	$18.65	$0.56	$0.14	$0.19	$0.89	$17.76	6.3	81%	19%
2Q23	1,105,392	$18.86	$0.84	$0.19	$0.26	$1.29	$17.57	6.1	75%	25%
1Q23	421,631	$25.28	$1.10	$0.37	$0.53	$2.00	$23.28	6.6	55%	45%
	3,215,273	$20.37	$0.73	$0.28	$0.28	$1.29	$19.08	6.2	73%	27%

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years. New Leases exclude leases at redevelopment properties and first generation space.

SITE Centers Corp.

Lease Expirations

At pro rata share except for count; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	13	24	0.5%	$721	0.5%	$30.04	13	24	0.1%	$721	0.2%	$30.04
2024	29	735	5.7%	8,859	4.8%	$12.05	171	381	7.7%	11,308	7.1%	$29.68	200	1,116	6.3%	20,167	5.9%	$18.07
2025	73	1,785	13.9%	26,651	14.6%	$14.93	243	641	13.0%	19,610	12.3%	$30.59	316	2,426	13.7%	46,261	13.5%	$19.07
2026	59	1,306	10.2%	15,471	8.5%	$11.85	230	557	11.3%	17,897	11.2%	$32.13	289	1,863	10.5%	33,368	9.7%	$17.91
2027	78	2,116	16.5%	33,570	18.3%	$15.86	236	679	13.7%	21,619	13.5%	$31.84	314	2,795	15.7%	55,189	16.1%	$19.75
2028	96	2,460	19.2%	33,910	18.5%	$13.78	276	707	14.3%	24,668	15.4%	$34.89	372	3,167	17.8%	58,578	17.1%	$18.50
2029	55	1,428	11.1%	19,753	10.8%	$13.83	172	488	9.9%	15,476	9.7%	$31.71	227	1,916	10.8%	35,229	10.3%	$18.39
2030	25	677	5.3%	10,115	5.5%	$14.94	97	261	5.3%	8,981	5.6%	$34.41	122	938	5.3%	19,096	5.6%	$20.36
2031	21	597	4.7%	7,785	4.3%	$13.04	76	218	4.4%	6,820	4.3%	$31.28	97	815	4.6%	14,605	4.3%	$17.92
2032	19	403	3.1%	6,207	3.4%	$15.40	144	408	8.3%	13,521	8.5%	$33.14	163	811	4.6%	19,728	5.8%	$24.33
2033	28	516	4.0%	7,435	4.1%	$14.41	129	401	8.1%	13,330	8.3%	$33.24	157	917	5.2%	20,765	6.1%	$22.64
Thereafter	23	788	6.2%	13,196	7.2%	$16.75	48	177	3.6%	5,936	3.7%	$33.54	71	965	5.4%	19,132	5.6%	$19.83
Total	506	12,811	100.0%	$182,952	100.0%	$14.28	1,835	4,942	100.0%	$159,887	100.0%	$32.35	2,341	17,753	100.0%	$342,839	100.0%	$19.31

Signed Not Open	19	418		$7,597		$18.17	70	172		$6,599		$38.37	89	590		$14,196		$24.06
Vacant	20	557					218	512					238	1,069

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	12	22	0.4%	$657	0.4%	$29.86	12	22	0.1%	$657	0.2%	$29.86
2024	10	152	1.2%	2,215	1.2%	$14.57	118	229	4.6%	7,269	4.5%	$31.74	128	381	2.1%	9,484	2.8%	$24.89
2025	16	274	2.1%	4,309	2.4%	$15.73	147	309	6.3%	10,160	6.4%	$32.88	163	583	3.3%	14,469	4.2%	$24.82
2026	5	41	0.3%	694	0.4%	$16.93	115	248	5.0%	7,942	5.0%	$32.02	120	289	1.6%	8,636	2.5%	$29.88
2027	18	285	2.2%	5,506	3.0%	$19.32	108	254	5.1%	8,032	5.0%	$31.62	126	539	3.0%	13,538	3.9%	$25.12
2028	19	299	2.3%	5,187	2.8%	$17.35	153	366	7.4%	12,659	7.9%	$34.59	172	665	3.7%	17,846	5.2%	$26.84
2029	9	247	1.9%	3,300	1.8%	$13.36	126	280	5.7%	9,055	5.7%	$32.34	135	527	3.0%	12,355	3.6%	$23.44
2030	15	308	2.4%	5,416	3.0%	$17.58	83	199	4.0%	6,129	3.8%	$30.80	98	507	2.9%	11,545	3.4%	$22.77
2031	19	239	1.9%	4,037	2.2%	$16.89	80	170	3.4%	5,189	3.2%	$30.52	99	409	2.3%	9,226	2.7%	$22.56
2032	15	310	2.4%	5,296	2.9%	$17.08	111	290	5.9%	9,427	5.9%	$32.51	126	600	3.4%	14,723	4.3%	$24.54
2033	27	510	4.0%	8,309	4.5%	$16.29	101	262	5.3%	8,598	5.4%	$32.82	128	772	4.3%	16,907	4.9%	$21.90
Thereafter	353	10,146	79.2%	138,683	75.8%	$13.67	681	2,313	46.8%	74,770	46.8%	$32.33	1,034	12,459	70.2%	213,453	62.3%	$17.13
Total	506	12,811	100.0%	$182,952	100.0%	$14.28	1,835	4,942	100.0%	$159,887	100.0%	$32.35	2,341	17,753	100.0%	$342,839	100.0%	$19.31

Note: Includes ground leases

SITE Centers Corp.

Top 50 Tenants

$ and GLA in thousands
		Number of Units			Base Rent			Owned GLA			Credit Ratings
	Tenant	WO	JV	Total	Pro Rata	% of Total	At 100%	Pro Rata	% of Total	At 100%	(S&P/Moody's/Fitch)
1	TJX Companies (1)	46	8	54	$17,857	5.2%	$19,769	1,363	7.1%	1,527	A/A2/NR
2	Dick's Sporting Goods (2)	11	4	15	8,728	2.5%	10,453	523	2.7%	670	BBB/Baa3/NR
3	Ross Stores (3)	19	8	27	7,660	2.2%	9,917	592	3.1%	780	BBB+/A2/NR
4	Burlington	13	1	14	7,235	2.1%	7,619	485	2.5%	518	BB+/NR/NR
5	PetSmart	19	3	22	7,212	2.1%	7,932	433	2.2%	476	B+/B1/NR
6	Nordstrom Rack	8	0	8	5,613	1.6%	5,613	289	1.5%	289	BB+/Ba1/BB+
7	Michaels	18	4	22	5,611	1.6%	6,591	441	2.3%	518	CCC+/B3/NR
8	Gap (4)	17	7	24	5,458	1.6%	6,692	295	1.5%	378	BB/Ba3/NR
9	Kroger (5)	5	1	6	5,176	1.5%	5,734	318	1.6%	354	BBB/Baa1/NR
10	Ulta	20	4	24	5,121	1.5%	5,834	212	1.1%	247	NR
11	Best Buy	7	3	10	5,073	1.5%	6,643	334	1.7%	447	BBB+/A3/NR
12	Five Below	25	5	30	4,657	1.4%	5,285	230	1.2%	265	NR
13	Whole Foods	3	0	3	4,493	1.3%	4,493	139	0.7%	139	AA/A1/AA-
14	Kohl's	4	3	7	3,569	1.0%	5,213	415	2.1%	605	BB/Ba2/BBB-
15	Designer Brands Inc. (DSW)	10	1	11	3,454	1.0%	3,739	219	1.1%	235	NR
16	Macy's (6)	6	0	6	3,228	0.9%	3,228	206	1.1%	206	BB+/Ba1/BBB-
17	Barnes & Noble	7	1	8	3,058	0.9%	3,378	165	0.9%	181	NR
18	Party City	12	3	15	2,936	0.9%	3,347	155	0.8%	187	NR
19	Publix	4	1	5	2,857	0.8%	3,217	222	1.1%	267	NR
20	AMC Theatres	1	3	4	2,838	0.8%	6,912	130	0.7%	315	CCC+/Caa2/NR
21	JOANN	7	3	10	2,828	0.8%	3,418	225	1.2%	285	CCC/Caa3/NR
22	Petco	9	3	12	2,827	0.8%	3,467	130	0.7%	167	B+/B2/NR
23	Office Depot (7)	9	1	10	2,818	0.8%	3,053	184	1.0%	203	NR
24	Cost Plus	8	1	9	2,686	0.8%	2,920	153	0.8%	168	NR
25	LA Fitness	3	1	4	2,559	0.7%	3,146	144	0.7%	175	B/B3/NR
26	Total Wine & More	4	0	4	2,518	0.7%	2,518	115	0.6%	115	NR
27	Starbucks	22	0	22	2,262	0.7%	2,262	40	0.2%	40	BBB+/Baa1/NR
28	Dollar Tree Stores	18	2	20	2,247	0.7%	2,409	196	1.0%	213	BBB/Baa2/NR
29	AT&T	20	4	24	2,234	0.7%	2,439	61	0.3%	69	BBB/Baa2/BBB+
30	Staples	6	1	7	2,082	0.6%	2,310	118	0.6%	134	B-/B3/NR
31	JPMorgan Chase	10	0	10	1,992	0.6%	1,992	44	0.2%	44	A-/A2/AA-
32	Hobby Lobby	4	0	4	1,920	0.6%	1,920	222	1.1%	222	NR
33	Lowe's	2	2	4	1,918	0.6%	3,608	322	1.7%	531	BBB+/Baa1/NR
34	Tailored Brands (8)	10	1	11	1,866	0.5%	1,944	79	0.4%	83	B/NR/NR
35	Mattress Firm	12	3	15	1,856	0.5%	2,150	55	0.3%	65	NR
36	Cinemark	1	2	3	1,760	0.5%	2,614	111	0.6%	176	B+/NR/B+
37	Bath & Body Works	13	3	16	1,707	0.5%	1,930	50	0.3%	58	BB/Ba2/NR
38	JAB Holding (9)	11	1	12	1,694	0.5%	1,779	53	0.3%	56	NR/Baa1/NR
39	Caleres Inc.	9	1	10	1,625	0.5%	1,805	81	0.4%	89	BB-/NR/NR
40	Target	2	0	2	1,610	0.5%	1,610	295	1.5%	295	A/A2/A
41	Darden (10)	8	0	8	1,602	0.5%	1,602	58	0.3%	58	BBB/Baa2/BBB
42	Verizon	10	2	12	1,574	0.5%	1,914	35	0.2%	42	BBB+/Baa1/A-
43	Carter's Childrenswear	12	1	13	1,535	0.4%	1,620	50	0.3%	53	BB+/NR/NR
44	America's Best Contacts	14	3	17	1,534	0.4%	1,757	51	0.3%	59	NR
45	Xsport Fitness	1	0	1	1,502	0.4%	1,502	45	0.2%	45	NR
46	Franchise Group (11)	8	1	9	1,489	0.4%	1,584	93	0.5%	95	B-/B3/NR
47	Inspire Brands (12)	16	0	16	1,487	0.4%	1,487	39	0.2%	39	B+/NR/NR
48	Visionworks	11	3	14	1,368	0.4%	1,698	39	0.2%	48	NR
49	Brinker International (Chili's)	9	0	9	1,344	0.4%	1,344	52	0.3%	52	BB-/Ba3/NR
50	Fresh Market	3	1	4	1,313	0.4%	1,650	78	0.4%	96	NR
		527	100	627	$169,591	49.5%	$197,061	10,384	53.8%	12,379
	Total Portfolio				$342,839	100.0%	$389,648	19,312	100.0%	22,553

(1) T.J. Maxx (14) / Marshalls (14) / HomeGoods (14) / Sierra Trading (5) / Combo Store (4) / HomeSense (3)							(7) Office Depot (5) / OfficeMax (5)
(2) Dick's Sporting Goods (12) / Golf Galaxy (3)							(8) Men's Wearhouse (9) / Jos. A. Bank (1) / K&G Fashion Superstore (1)
(3) Ross Dress for Less (26) / dd's Discounts (1)							(9) Panera (11) / Bruegger's (1)
(4) Gap (2) / Old Navy (21) / Banana Republic (1)							(10) Longhorn Steakhouse (5) / Olive Garden (3)
(5) Kroger (2) / Harris Teeter (1) / King Soopers (1) / Mariano's (1) / Lucky's (1)							(11) Vitamin Shoppe (5) / Pet Supplies (2) / American Freight (2)
(6) Macy's Furniture (2) / Market by Macy's (2) / Bloomingdale's Outlet (1) / Bluemercury (1)							(12) Dunkin (6) / Buffalo Wild Wings (6) / Jimmy John's (2) / Baskin Robbins (2)
Note: All data as of December 31, 2023

SITE Centers Corp.

Redevelopment Pipeline (1)

$ in thousands

Shopping Center	MSA	SITE Own %	Est. Yield (%)	Est. Net Costs	Costs to Date	Est. Remain. Costs	Placed In Service	CIP		Initial Occ.	Est. Stabilize	Key Tenants

Nassau Park Pavilion	Trenton, NJ	100%		$7,635	$6,096	$1,539	$1,827	$4,269		4Q23	1Q24	Paris Baguette, Bluestone Lane, Just Salad, Mezeh Grill
University Hills	Denver, CO	100%		6,718	5,736	982	5,736	0		3Q23	3Q24	Wendy's, Sweetgreen, Heyday
Shops at Framingham (2)	Boston, MA	100%		2,414	2,174	240	0	2,174		1Q24	2Q24	Starbucks
Tanasbourne Town Center	Portland, OR	100%		13,769	7,251	6,518	0	7,251		2Q25	1Q26	New Seasons, Fast Casual Restaurant
Perimeter Pointe	Atlanta, GA	100%		0	1,417	0	0	1,417		TBD	TBD	—
Total Redevelopment Pipeline			10%	$30,536	$22,674	$9,279	$7,563	$15,111

Other (3)				0	31,005	0	0	31,005
Undeveloped land (4)				0	5,263	0	0	5,263
Total Redevelopment Costs				$30,536	$58,942	$9,279	$7,563	$51,379	(5)

(1) Projects included in SSNOI including redevelopment.
(2) Retained by SITE Centers and excluded from October 2023 Boston portfolio disposition.
(3) Includes predevelopment and retenanting expenditures.

(4) Balance excludes owned land adjacent to existing centers with an estimated value of $9 million and the net book basis of the Company's Beachwood, OH office headquarters office buildings of $26 million (non-income producing portion). The income producing portion of the Company's headquarters buildings generated $1.4 million of NOI in 2023.

(5) Balance is in addition to SITE's pro rata share of joint venture CIP of $323 thousand.

SITE Centers Corp.

Transactions

$ and GLA in thousands
Acquisitions			SITE	Owned	Price
	Property Name	MSA	Own %	GLA	At 100%	At Share

01/05/23	Foxtail Center	Baltimore-Columbia-Towson, MD	100%	30	$15,075	$15,075
01/06/23	Parker Keystone	Denver-Aurora-Lakewood, CO	100%	17	11,000	11,000
		1Q 2023 Total		47	$26,075	$26,075

04/03/23	Barrett Corners	Atlanta-Sandy Springs-Roswell, GA	100%	19	$15,600	$15,600
05/05/23	Alpha Soda Center	Atlanta-Sandy Springs-Roswell, GA	100%	15	9,400	9,400
05/08/23	Briarcroft Center	Houston-The Woodlands-Sugar Land, TX	100%	33	23,500	23,500
		2Q 2023 Total		67	$48,500	$48,500

07/21/23	Towne Crossing Shops	Richmond, VA	100%	7	$4,200	$4,200
08/30/23	Oaks at Slaughter	Austin, TX	100%	26	14,100	14,100
09/27/23	Marketplace at 249	Houston-The Woodlands-Sugar Land, TX	100%	17	9,800	9,800
		3Q 2023 Total		50	$28,100	$28,100

10/16/23	Point at University	Charlotte-Concord-Gastonia, NC-SC	100%	15	$8,900	$8,900
10/16/23	Estero Crossing	Cape Coral-Fort Myers, FL	100%	34	17,122	17,122
11/17/23	Presidential Plaza North	Atlanta-Sandy Springs-Roswell, GA	100%	11	7,420	7,420
12/19/23	Shops at Lake Pleasant	Phoenix-Mesa-Scottsdale, AZ	100%	47	29,000	29,000
		4Q 2023 Total		107	$62,442	$62,442

		Total 2023		271	$165,117	$165,117

02/02/24	Meadowmont Village-Outparcels & Parcel K	Raleigh, NC	20%	199	$8,100	$1,620
		1Q 2024 QTD		199	$8,100	$1,620

Dispositions			SITE	Owned	Price
	Property Name	MSA	Own %	GLA	At 100%	At Share

02/28/23	Hairston Crossing	Atlanta-Sandy Springs-Roswell, GA	20%	58	$3,900	$780
03/08/23	Springfield Commons	Toledo, OH	20%	272	22,500	4,500
03/20/23	Shoppes at Oliver's Crossing	Greensboro-High Point, NC	20%	77	13,750	2,750
		1Q 2023 Total		407	$40,150	$8,030

05/03/23	West Falls Plaza	New York-Newark-Jersey City, NY-NJ-PA	20%	91	$18,000	$3,600
06/27/23	Highland Grove Shopping Center	Chicago-Naperville-Elgin, IL-IN-WI	20%	312	54,000	10,800
		2Q 2023 Total		403	$72,000	$14,400

08/10/23	Sharon Greens	Atlanta-Sandy Springs-Roswell, GA	100%	98	$17,450	$17,450
08/24/23	Terrell Plaza	San Antonio-New Braunfels, TX	100%	108	25,106	25,106
08/28/23	Windsor Court	Hartford-West Hartford-East Hartford, CT	100%	79	19,000	19,000
09/08/23	Larkin's Corner	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	100%	225	26,000	26,000
09/22/23	Waterstone Center	Cincinnati, OH-KY-IN	100%	162	30,718	30,718
		3Q 2023 Total		672	$118,274	$118,274

10/23/23	Boston Portfolio (1)	Boston-Cambridge-Newton, MA-NH	100%	1,354	$319,000	$319,000
10/24/23	Cotswold Village	Charlotte-Concord-Gastonia, NC-SC	100%	263	110,400	110,400
10/27/23	Tampa Portfolio (2)	Tampa-St. Petersburg-Clearwater, FL	100%	441	97,900	97,900
11/03/23	Midtowne Park	Greenville-Anderson-Mauldin, SC	100%	167	17,675	17,675
11/09/23	West Bay Plaza	Cleveland-Elyria, OH	100%	147	41,750	41,750
11/14/23	Wando Crossing	Charleston-North Charleston, SC	100%	214	46,750	46,750
11/30/23	1000 Van Ness	San Francisco-Oakland-Hayward, CA	100%	122	28,000	28,000
12/08/23	Buena Park Place	Los Angeles-Long Beach-Anaheim, CA	100%	213	53,000	53,000
12/11/23	Melbourne Shopping Center	Palm Bay-Melbourne-Titusville, FL	100%	211	21,750	21,750
		4Q 2023 Total		3,132	$736,225	$736,225

		Total 2023		4,614	$966,649	$876,929

01/22/24	The Marketplace at Highland Village	Dallas-Fort Worth-Arlington, TX	100%	207	$42,100	$42,100
01/26/24	Casselberry Commons (3)	Orlando-Kissimmee-Sanford, FL	100%	237	40,300	40,300
		1Q 2024 QTD		444	$82,400	$82,400

(1) Includes Shoppers World and Gateway Center. Excludes 19K SF retained by SITE Centers (Shops at Framingham).
(2) Includes Lake Brandon Plaza, North Pointe Plaza and The Shoppes at New Tampa.
(3) Excludes 8K SF retained by SITE Centers (Shops at Casselberry).

SITE Centers Corp.

Debt Summary

$ in thousands
	Consolidated Debt			Unconsolidated Debt			Total Debt
Debt Composition	100%	SITE Share	Interest Rate	100%	SITE Share	Interest Rate	SITE Share	Interest Rate
Unsecured Credit Facilities	$0	$0	0.00%	$0	$0	-	$0	0.00%
Unsecured Term Loan	200,000	200,000	3.99%	0	0	-	200,000	3.99%
Unsecured Public Debt	1,305,758	1,305,758	4.33%	0	0	-	1,305,758	4.33%
Fixed Rate Mortgage Loans	125,651	125,651	6.36%	380,600	76,120	7.48%	201,771	6.78%
Variable Rate Mortgage Loans	0	0	-	103,098	39,111	4.47%	39,111	4.47%
Subtotal	$1,631,409	$1,631,409	4.45%	$483,698	$115,231	6.46%	$1,746,640	4.58%
Fair Market Value Adjustment	201	201	-	0	0	-	201	-
Unamortized Loan Costs, Net	(5,335)	(5,335)	-	(19,443)	(3,955)	-	(9,290)	-
Total	$1,626,275	$1,626,275	4.45%	$464,255	$111,276	6.46%	$1,737,551	4.58%

	Consolidated Maturities		Unconsolidated	Total	Total
Maturity Schedule(1)	Secured	Unsecured	Maturities	100%	SITE Share	Interest Rate
2024	$684	$0	$986	$1,670	$1,175	6.90%
2025	26,732	457,142	41,989	525,863	$492,583	3.80%
2026	1,740	400,000	1,003	402,743	402,239	4.39%
2027	1,862	650,000	59,120	710,982	681,274	4.55%
2028	94,633	0	0	94,633	94,633	6.99%
2029	0	0	380,600	380,600	76,120	7.48%
2030	0	0	0	0	0	-
2031	0	0	0	0	0	-
2032	0	0	0	0	0	-
2033 and beyond	0	0	0	0	0	-
Unsecured debt discount	0	(1,384)	0	(1,384)	(1,384)	-
Total	$125,651	$1,505,758	$483,698	$2,115,107	$1,746,640	4.58%

% of Total (at SITE share)	Consolidated	Interest Rate	Unconsolidated	Interest Rate	Total	Interest Rate
Fixed	100.0%	4.45%	66.1%	7.48%	97.8%	4.58%
Variable	0.0%	0.00%	33.9%	4.47%	2.2%	4.47%

(1) Includes Consolidated and Unconsolidated Debt and assumes borrower extension options are exercised.
Note: Interest rate is GAAP at SITE Share.

SITE Centers Corp.

Debt Detail

$ in thousands
	Balance 100%	Balance SITE Share	Maturity Date	GAAP Interest Rate
Bank Debt
Unsecured Term Loan ($200m)(1)	$200,000	$200,000	06/27	3.99%
Unsecured Revolver ($950m)(2)	-	-	06/27	SOFR + 95
	$200,000	$200,000
Unsecured Debt
Unsecured Notes - 2025	456,776	456,776	02/25	3.79%
Unsecured Notes - 2026	399,263	399,263	02/26	4.43%
Unsecured Notes - 2027	449,719	449,719	06/27	4.80%
	$1,305,758	$1,305,758
Mortgage Debt
DDRM Loan Pool B (2 assets)(3)	40,943	8,189	07/24	6.90%
Shoppes at Addison Place (North), FL	8,701	8,701	02/25	4.08%
Shoppes at Addison Place (South), FL	6,586	6,586	02/25	4.11%
Shoppes at Addison Place (Outlot), FL	1,264	1,264	02/25	4.08%
Southtown Center, FL	9,100	9,100	05/25	3.51%
Deer Park Town Center, IL(4)	62,155	30,922	12/26	3.83%
Nassau Park Pavilion, NJ	100,000	100,000	11/28	6.99%
DTP Loan Pool (10 assets)	380,600	76,120	01/29	7.48%
	$609,349	$240,882

Consolidated & Unconsolidated Debt Subtotal	$2,115,107	$1,746,640
FMV Adjustment – Assumed Debt	201	201
Unamortized Loan Costs, Net	(24,778)	(9,290)
Total Consolidated & Unconsolidated Debt	$2,090,530	$1,737,551

Rate Type
Fixed	$2,012,009	$1,707,529	2.6 years	4.58%
Variable	103,098	39,111	2.4 years	4.47%
	$2,115,107	$1,746,640	2.6 years	4.58%
Perpetual Preferred Stock
Class A	175,000	175,000	N/A(5)	6.38%

Note: Maturity dates assume all borrower extension options are exercised. GAAP interest rates shown as swapped or capped all-in interest rate where applicable.
(1) Fixed all-in swap rate through June 2027.
(2) Excludes loan fees and unamortized loan costs.
(3) 3.00% SOFR Interest Rate Cap through July 2024.
(4) 1.00% SOFR Interest Rate Cap through December 2024. Debt shown at share including promote.
(5) Redeemable at par as of June 2022.

SITE Centers Corp.

Debt/Adjusted EBITDA

$ in thousands
	Twelve months ended December 31, 2023	Twelve months ended December 31, 2022
Consolidated
Consolidated net income to SITE	$265,703	$168,719
Interest expense	82,002	77,692
Tax expense	2,045	816
Depreciation and amortization	212,460	203,546
EBITDA	562,210	450,773
Impairment charges	0	2,536
Gain on sale and change in control of interests	(3,749)	(45,581)
Gain on disposition of real estate, net	(219,026)	(46,644)
EBITDAre	339,435	361,084
Separation and other charges	5,047	0
Equity in net income of JVs	(6,577)	(27,892)
Derivative mark-to-market	(2,103)	0
Transaction, debt extinguishment and other	3,263	1,886
JV OFFO (at SITE Share)	8,742	13,128
Adjusted EBITDA (1)	347,807	348,206

Consolidated debt-average	1,666,649	1,692,200
Loan costs, net-average	5,483	5,843
Face value adjustments-average	(469)	(951)
Cash and restricted cash-average	(295,123)	(32,233)
Average net effective debt	$1,376,540	$1,664,859

Debt/Adjusted EBITDA – Consolidated (2)	4.0x	4.8x

Pro rata including JVs
EBITDAre	340,838	345,465
Adjusted EBITDA	353,822	355,998

Consolidated net debt-average	1,376,540	1,664,859
JV debt (at SITE Share)-average	120,806	150,876
JV cash and restricted cash (at SITE Share)-average	(12,813)	(9,719)
Average net effective debt	$1,484,533	$1,806,016

Debt/Adjusted EBITDA – Pro Rata (2)	4.2x	5.1x

(1) See definition in the Non-GAAP Measures section.
(2) Excludes perpetual preferred stock.

SITE Centers Corp.

Unconsolidated Joint Ventures

$ and GLA in thousands
Joint Venture	SITE Own %	Number of Properties	Owned GLA	Leased Rate	ABR	4Q23 NOI at 100% (1)		Gross RE Assets	Debt Balance at 100% (2)
Chinese Institutional Investors DTP	20%	10	3,397	96.4%	$14.79	$12,492		$593,372	$380,600

Madison International DDRM	20%	2	431	91.9%	$17.68	1,263		97,718	40,943

Prudential RVIP IIIB, Deer Park, IL (3)	50%	1	356	80.3%	$37.66	1,986		108,325	62,155
Total		13	4,184			$15,741		$799,415	$483,698
Property management fees						674	(1)
NOI from assets sold						(47)
Net operating income						$16,368	(4)

(1) Property management fees charged by SITE to the joint venture are included as an expense in NOI, although presented in the combined income statement on the next page in the Other Expense line item.

(2) Excludes unamortized loan costs, net of $19.4 million or $4.0 million at SITE's share.

(3) Ownership shown at share including promote.

(4) Amount agrees to the combined income statement of the joint ventures which includes a reconciliation of the Non-GAAP measure to the applicable GAAP measure. See calculation definition in the Non-GAAP Measures section.

SITE Centers Corp.

Unconsolidated Joint Ventures

Combined SITE JV Pro Rata Adjustments (1)

Income Statement Pro Rata Adjustments 4Q23		Balance Sheet Pro Rata Adjustments 4Q23
Revenues:		Assets:
Rental Income (2)	$5,222	Land	$39,271
Other income (3)	129	Buildings	135,075
	5,351	Improvements	17,440
Expenses:			191,786
Operating and maintenance	820	Depreciation	(56,985)
Real estate taxes	635		134,801
	1,455	Construction in progress and land	323
Net Operating Income	3,896	Real estate, net	135,124
		Investment in JVs	(28)
Other Income (expense):		Cash and restricted cash	12,729
Fee income	(347)	Receivables, net	2,425
Interest expense	(1,498)	Other assets, net	6,337
Depreciation and amortization	(1,778)	Total Assets	156,587
Other income (expense), net	(405)
Loss before earnings from JVs	(132)	Liabilities and Equity:
Equity in net income of JVs	(82)	Mortgage debt	111,276
Basis differences of JVs	181	Notes payable to SITE	651
Gain on disposition of real estate	33	Other liabilities	8,878
Net income	$0	Total Liabilities	120,805
		JVs share of equity	(28)
FFO Reconciliation 4Q23		Distributions in excess of net income	35,810
Loss before earnings from JVs	($132)	Total Equity	35,782
Depreciation and amortization	1,778	Total Liabilities and Equity	$156,587
Basis differences of JVs	4
FFO at SITE's Ownership Interests	$1,650
OFFO at SITE's Ownership Interests	$2,035

(1) Information provided for SITE's share of JV investments and can be combined with SITE's consolidated financial statements for the same period.

(2) Rental Income:
Minimum rents	$3,682
Ground lease minimum rents	146
Straight-line rent, net	31
Amortization of (above) below market rent, net	98
Percentage and overage rent	139
Recoveries	1,190
Uncollectible revenue	(64)

(3) Other Income:
Ancillary and other rental income	129
Lease termination fees	0

SITE Centers Corp.

Unconsolidated Joint Ventures at 100%

$ in thousands
Combined Income Statement
	4Q23	4Q22	12M23	12M22
Revenues:
Rental income (1)	$21,515	$26,210	$90,306	$129,942
Other income (2)	522	618	2,173	2,552
	22,037	26,828	92,479	132,494
Expenses:
Operating and maintenance	3,142	3,536	13,337	19,599
Real estate taxes	2,527	2,792	10,566	15,720
	5,669	6,328	23,903	35,319

Net operating income	16,368	20,500	68,576	97,175

Other income (expense):
Interest expense	(6,585)	(7,041)	(25,601)	(34,055)
Depreciation and amortization	(7,429)	(9,062)	(32,578)	(46,518)
Impairment charges	0	0	0	(17,550)
Other income (expense), net	(3,445)	(2,560)	(10,467)	(12,303)
	(1,091)	1,837	(70)	(13,251)
Gain on disposition of real estate, net	165	5,304	21,316	(120,097)
Net income attributable to unconsolidated JVs	(926)	7,141	21,246	(133,348)
Depreciation and amortization	7,429	9,062	32,578	46,518
Impairment of real estate	0	0	0	17,550
Gain on disposition of real estate, net	(165)	(5,304)	(21,316)	120,097
FFO	$6,338	$10,899	$32,508	$50,817
FFO at SITE's ownership interests	$1,654	$2,806	$7,981	$12,274
Operating FFO at SITE's ownership interests	$2,035	$2,803	$8,742	$13,128
(1) Rental Income:
Minimum rents	15,017	$17,400	63,962	$89,891
Ground lease minimum rents	728	712	2,907	4,103
Straight-line rent, net	112	832	421	1,508
Amortization of (above) below market rent, net	491	432	1,819	1,811
Percentage and overage rent	582	737	1,130	1,919
Recoveries	4,792	5,292	20,224	29,388
Uncollectible revenue	(207)	805	(157)	1,322
(2) Other Income:
Ancillary and other rental income	522	590	1,538	2,351
Lease termination fees	0	28	635	201

Combined Balance Sheet
			At Period End
			4Q23	4Q22
Assets:
Land			$180,588	$212,326
Buildings			558,585	643,334
Improvements			58,626	70,636
			797,799	926,296
Depreciation			(187,557)	(220,642)
			610,242	705,654
Construction in progress and land			1,616	1,965
Real estate, net			611,858	707,619
Cash and restricted cash			41,250	44,809
Receivables, net			9,847	11,671
Other assets, net			25,498	36,272
Total Assets			688,453	800,371

Liabilities and Equity:
Mortgage debt			464,255	535,093
Notes and accrued interest payable to SITE			2,627	2,972
Other liabilities			36,279	41,588
Total Liabilities			503,161	579,653
Accumulated equity			185,292	220,718
Total Equity			185,292	220,718
Total Liabilities and Equity			$688,453	$800,371

SITE Centers Corp.

Property List

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
1	Chandler Center	Phoenix-Mesa-Scottsdale, AZ	Chandler	AZ	100%		7	$43.58	—
2	Shops at Power and Baseline	Phoenix-Mesa-Scottsdale, AZ	Mesa	AZ	100%		4	$56.22	—
3	Shops at Lake Pleasant	Phoenix-Mesa-Scottsdale, AZ	Peoria	AZ	100%		47	$40.05	—
4	Ahwatukee Foothills Towne Center	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	20%	DTP	691	$18.17	AMC Theatres, Best Buy, Big Lots, Burlington, HomeGoods, JOANN, Lina Home Furnishings, Marshalls, Michaels, OfficeMax, Ross Dress for Less, Sprouts Farmers Market
5	Arrowhead Crossing	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		353	$16.88	Burlington, DSW, Golf Galaxy, Hobby Lobby, HomeGoods, Nordstrom Rack, Staples, T.J. Maxx
6	Deer Valley Towne Center	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		190	$20.82	Michaels, PetSmart, Ross Dress for Less
7	Paradise Village Gateway	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		295	$26.16	PetSmart, Ross Dress for Less, Sun & Ski Sports
8	Artesia Village	Phoenix-Mesa-Scottsdale, AZ	Scottsdale	AZ	100%		21	$40.85	—
9	Northsight Plaza	Phoenix-Mesa-Scottsdale, AZ	Scottsdale	AZ	100%		10	$34.46	—
10	Broadway Center	Phoenix-Mesa-Scottsdale, AZ	Tempe	AZ	100%		11	$36.68	—
11	Falcon Ridge Town Center	Los Angeles-Long Beach-Anaheim, CA	Fontana	CA	100%		277	$23.61	24 Hour Fitness, Michaels, Ross Dress for Less, Stater Bros Markets
12	The Pike Outlets	Los Angeles-Long Beach-Anaheim, CA	Long Beach	CA	100%		389	$24.81	Cinemark, H & M, Nike, Restoration Hardware
13	Creekside Plaza	Sacramento-Roseville-Arden-Arcade, CA	Roseville	CA	100%		32	$42.04	—
14	Ridge at Creekside	Sacramento-Roseville-Arden-Arcade, CA	Roseville	CA	100%		243	$27.40	Macy's Furniture Gallery, REI, World Market
15	La Fiesta Square	San Francisco-Oakland-Hayward, CA	Lafayette	CA	100%		53	$54.99	—
16	Lafayette Mercantile	San Francisco-Oakland-Hayward, CA	Lafayette	CA	100%		22	$55.92	—
17	Whole Foods at Bay Place	San Francisco-Oakland-Hayward, CA	Oakland	CA	100%		57	$51.02	Whole Foods
18	Hilltop Plaza	San Francisco-Oakland-Hayward, CA	Richmond	CA	20%	DDRM	246	$15.76	99 Cents Only, Century Theatre, City Sports Club, dd's Discounts, Ross Dress for Less
19	Centennial Promenade	Denver-Aurora-Lakewood, CO	Centennial	CO	100%		443	$20.83	American Freight, Conn's, Golf Galaxy, HomeGoods, Michaels, Ross Dress for Less, Stickley Furniture, Total Wine & More
20	Chapel Hills East	Denver-Aurora-Lakewood, CO	Colorado Springs	CO	100%		225	$14.28	Barnes & Noble, Best Buy, DSW, Nordstrom Rack, Old Navy, Pep Boys, Whole Foods
21	Chapel Hills West	Denver-Aurora-Lakewood, CO	Colorado Springs	CO	100%		225	$12.12	Burlington, PetSmart, Ross Dress for Less, Urban Air Adventure Park
22	Parker Keystone	Denver-Aurora-Lakewood, CO	Denver	CO	100%		17	$40.73	—
23	Shops on Montview	Denver-Aurora-Lakewood, CO	Denver	CO	100%		9	$37.90	—
24	University Hills	Denver-Aurora-Lakewood, CO	Denver	CO	100%		236	$21.52	King Soopers, Marshalls, Michaels
25	FlatAcres MarketCenter	Denver-Aurora-Lakewood, CO	Parker	CO	100%		136	$17.81	24 Hour Fitness, Michaels
26	Parker Pavilions	Denver-Aurora-Lakewood, CO	Parker	CO	100%		96	$22.29	Office Depot
27	Guilford Commons	Hartford-West Hartford-East Hartford, CT	Guilford	CT	100%		129	$21.95	The Fresh Market
28	Connecticut Commons	Hartford-West Hartford-East Hartford, CT	Plainville	CT	20%	DTP	561	$13.77	AMC Theatres, Dick's Sporting Goods, DSW, Kohl's, Lowe's, Marshalls, PetSmart
29	Estero Crossing	Cape Coral-Fort Myers, FL	Estero	FL	100%		34	$33.66	—
30	Shoppes at Paradise Pointe	Crestview-Fort Walton Beach-Destin, FL	Fort Walton Beach	FL	100%		73	$12.73	Publix
31	Shops at Boca Center	Miami-Fort Lauderdale-West Palm Beach, FL	Boca Raton	FL	100%		117	$42.07	Total Wine & More
32	Village Square at Golf	Miami-Fort Lauderdale-West Palm Beach, FL	Boynton Beach	FL	100%		135	$17.09	KC Mart
33	Shoppes at Addison Place	Miami-Fort Lauderdale-West Palm Beach, FL	Delray Beach	FL	100%		56	$47.05	—
34	Concourse Village	Miami-Fort Lauderdale-West Palm Beach, FL	Jupiter	FL	100%		134	$19.04	Ross Dress for Less, T.J. Maxx
35	The Shops at Midtown Miami	Miami-Fort Lauderdale-West Palm Beach, FL	Miami	FL	100%		467	$23.15	Dick's Sporting Goods, HomeGoods, Marshalls, Nordstrom Rack, Ross Dress for Less, Target, west elm
36	The Fountains	Miami-Fort Lauderdale-West Palm Beach, FL	Plantation	FL	100%		430	$16.93	Dick's Sporting Goods, JOANN, Kohl's, Marshalls/HomeGoods, Total Wine & More, Urban Air Trampoline & Adventure Park
37	Midway Plaza	Miami-Fort Lauderdale-West Palm Beach, FL	Tamarac	FL	100%		228	$14.95	Publix, Ross Dress for Less
38	Carillon Place	Naples-Immokalee-Marco Island, FL	Naples	FL	100%		265	$16.00	Bealls OUTLET, DSW, OfficeMax, Ross Dress for Less, T.J. Maxx, Walmart Market
39	Casselberry Commons	Orlando-Kissimmee-Sanford, FL	Casselberry	FL	100%		245	$16.10	Burlington, Publix, Ross Dress for Less, T.J. Maxx

SITE Centers Corp.

Property List

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
40	Lee Vista Promenade	Orlando-Kissimmee-Sanford, FL	Orlando	FL	100%		314	$17.58	Academy Sports, Bealls OUTLET, Epic Theatres, HomeGoods, Michaels, Ross Dress for Less
41	Millenia Crossing	Orlando-Kissimmee-Sanford, FL	Orlando	FL	100%		100	$24.39	Nordstrom Rack
42	Winter Garden Village	Orlando-Kissimmee-Sanford, FL	Winter Garden	FL	100%		759	$22.35	Bealls, Best Buy, Burlington, Forever 21, Havertys, JOANN, LA Fitness, Market By Macy's, Marshalls, PetSmart, Ross Dress for Less, Staples
43	Lake Brandon Village	Tampa-St. Petersburg-Clearwater, FL	Brandon	FL	100%		114	$15.48	PetSmart, Scandinavian Designs, Sprouts Farmers Market
44	The Collection at Brandon Boulevard	Tampa-St. Petersburg-Clearwater, FL	Brandon	FL	100%		222	$13.80	Bealls OUTLET, Chuck E. Cheese's, Crunch Fitness, Kane's Furniture
45	The Shoppes of Boot Ranch	Tampa-St. Petersburg-Clearwater, FL	Palm Harbor	FL	100%		52	$29.14	—
46	Southtown Center	Tampa-St. Petersburg-Clearwater, FL	Tampa	FL	100%		44	$39.35	—
47	Alpha Soda Center	Atlanta-Sandy Springs-Roswell, GA	Alpharetta	GA	100%		15	$39.98	—
48	Shoppes of Crabapple	Atlanta-Sandy Springs-Roswell, GA	Alpharetta	GA	100%		8	$29.63	—
49	Hammond Springs	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		69	$31.67	—
50	Parkwood Shops	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		20	$24.62	—
51	Perimeter Pointe	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		360	$17.46	Dick's Sporting Goods, HomeGoods, LA Fitness, Regal Cinemas
52	Cumming Marketplace	Atlanta-Sandy Springs-Roswell, GA	Cumming	GA	100%		310	$14.34	Lowe's, Marshalls, Michaels, OfficeMax
53	Cumming Town Center	Atlanta-Sandy Springs-Roswell, GA	Cumming	GA	100%		311	$16.85	Ashley Furniture HomeStore, Best Buy, Burlington, Dick's Sporting Goods, T.J. Maxx/HomeGoods
54	Market Square	Atlanta-Sandy Springs-Roswell, GA	Douglasville	GA	100%		125	$13.31	Aaron's
55	Barrett Corners	Atlanta-Sandy Springs-Roswell, GA	Kennesaw	GA	100%		19	$47.14	—
56	Towne Center Prado	Atlanta-Sandy Springs-Roswell, GA	Marietta	GA	20%	DTP	287	$12.92	Going Going Gone, Publix, Ross Dress for Less
57	Sandy Plains Village	Atlanta-Sandy Springs-Roswell, GA	Roswell	GA	100%		174	$14.32	Movie Tavern, Painted Tree Marketplace
58	Presidential Commons	Atlanta-Sandy Springs-Roswell, GA	Snellville	GA	100%		274	$16.18	Burlington, JOANN, Kroger
59	Presidential Plaza North	Atlanta-Sandy Springs-Roswell, GA	Snellville	GA	100%		11	$42.50	—
60	Johns Creek Town Center	Atlanta-Sandy Springs-Roswell, GA	Suwanee	GA	100%		303	$16.48	HomeGoods, Kohl's, Market By Macy's, Michaels, PetSmart, Sprouts Farmers Market
61	3030 North Broadway	Chicago-Naperville-Elgin, IL-IN-WI	Chicago	IL	100%		132	$35.61	Mariano's, XSport Fitness
62	The Maxwell	Chicago-Naperville-Elgin, IL-IN-WI	Chicago	IL	100%		240	$25.73	Burlington, Dick's Sporting Goods, Nordstrom Rack, T.J. Maxx
63	Deer Park Town Center	Chicago-Naperville-Elgin, IL-IN-WI	Deer Park	IL	50%	RVIP IIIB	357	$33.42	Century Theatre, Crate & Barrel, Gap
64	Woodfield Village Green	Chicago-Naperville-Elgin, IL-IN-WI	Schaumburg	IL	100%		360	$23.69	Bloomingdale's The Outlet Store, Container Store, HomeGoods, Marshalls, Michaels, Nordstrom Rack, PetSmart, Sierra Trading Post, Trader Joe's
65	Brookside Marketplace	Chicago-Naperville-Elgin, IL-IN-WI	Tinley Park	IL	20%	DTP	317	$15.82	Best Buy, Dick's Sporting Goods, HomeGoods, Michaels, PetSmart, Ross Dress for Less, T.J. Maxx
66	Foxtail Center	Baltimore-Columbia-Towson, MD	Timonium	MD	100%		30	$34.63	—
67	Shops at Framingham	Boston-Cambridge-Newton, MA-NH	Framingham	MA	100%		19	$56.90	—
68	Independence Commons	Kansas City, MO-KS	Independence	MO	20%	DTP	386	$15.39	AMC Theatres, Best Buy, Bob's Discount Furniture, Kohl's, Marshalls, Ross Dress for Less
69	The Promenade at Brentwood	St. Louis, MO-IL	Brentwood	MO	100%		338	$16.09	Burlington, Micro Center, PetSmart, Target, Trader Joe's
70	East Hanover Plaza	New York-Newark-Jersey City, NY-NJ-PA	East Hanover	NJ	100%		98	$21.35	HomeGoods, HomeSense
71	Edgewater Towne Center	New York-Newark-Jersey City, NY-NJ-PA	Edgewater	NJ	100%		76	$31.46	Whole Foods
72	Freehold Marketplace	New York-Newark-Jersey City, NY-NJ-PA	Freehold	NJ	100%		21	$37.18	—
73	Route 22 Retail Center	New York-Newark-Jersey City, NY-NJ-PA	Union	NJ	20%	DTP	112	$16.43	Big Lots, Dick's Sporting Goods
74	Echelon Village Plaza	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Voorhees	NJ	100%		89	$13.46	The Edge Fitness Clubs
75	Hamilton Marketplace	Trenton, NJ	Hamilton	NJ	100%		541	$20.66	Barnes & Noble, Burlington, Kohl's, Michaels, Ross Dress for Less, ShopRite, Staples
76	Nassau Park Pavilion	Trenton, NJ	Princeton	NJ	100%		757	$15.90	At Home, Best Buy, Burlington, Dick's Sporting Goods, HomeGoods, HomeSense, Michaels, PetSmart, Raymour & Flanigan, T.J. Maxx, Wegmans
77	The Hub	New York-Newark-Jersey City, NY-NJ-PA	Hempstead	NY	100%		249	$13.41	Home Depot, Stop & Shop
78	Belgate Plaza	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		20	$36.46	—

SITE Centers Corp.

Property List

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
79	Belgate Shopping Center	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		269	$16.08	Burlington, Cost Plus World Market, Hobby Lobby, Marshalls, Old Navy, PetSmart, T.J. Maxx
80	Carolina Pavilion	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		701	$14.75	AMC Theatres, American Freight Outlet Stores, AutoZone, Big Lots, Burlington, Conn's, Floor & Decor, Frontgate Outlet Store, JOANN, Nordstrom Rack, Old Navy, Ross Dress for Less, Value City Furniture
81	Point at University	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		14	$38.58	—
82	The Shops at The Fresh Market	Charlotte-Concord-Gastonia, NC-SC	Cornelius	NC	100%		132	$17.94	HomeSense, The Fresh Market, Total Wine & More
83	Meadowmont Village	Raleigh, NC	Chapel Hill	NC	20%	DDRM	185	$22.62	Harris Teeter
84	Poyner Place	Raleigh, NC	Raleigh	NC	20%	DTP	252	$16.68	Cost Plus World Market, Marshalls, Michaels, Ross Dress for Less, Urban Air Trampoline & Adventure Park
85	University Centre	Wilmington, NC	Wilmington	NC	20%	DTP	418	$10.83	Lowe's, Old Navy, Ollie's Bargain Outlet, Ross Dress for Less
86	Kenwood Square	Cincinnati, OH-KY-IN	Cincinnati	OH	100%		427	$17.95	Big Sandy Superstore, Dick's Sporting Goods, Macy's Furniture Gallery, Marshalls/HomeGoods, Michaels, T.J. Maxx, The Fresh Market
87	Stow Community Center	Cleveland-Elyria, OH	Stow	OH	100%		406	$12.49	Giant Eagle, Hobby Lobby, HomeGoods, Kohl's, T.J. Maxx
88	Easton Market	Columbus, OH	Columbus	OH	100%		502	$15.89	Burlington, DSW, HomeGoods, Marshalls, Michaels, Nordstrom Rack, PetSmart, Ross Dress for Less, Sierra Trading Post, T.J. Maxx, Value City Furniture
89	Polaris Towne Center	Columbus, OH	Columbus	OH	100%		459	$17.03	Best Buy, Big Lots, JOANN, Kroger, OfficeMax, T.J. Maxx
90	Tanasbourne Town Center	Portland-Vancouver-Hillsboro, OR-WA	Hillsboro	OR	100%		291	$24.80	Marshalls, Michaels, Ross Dress for Less, Sierra Trading Post
91	The Blocks	Portland-Vancouver-Hillsboro, OR-WA	Portland	OR	100%		97	$36.07	—
92	Southmont Plaza	Allentown-Bethlehem-Easton, PA-NJ	Easton	PA	100%		251	$16.81	Barnes & Noble, Best Buy, Dick's Sporting Goods, Michaels, Staples
93	Ashley Crossing	Charleston-North Charleston, SC	Charleston	SC	20%	DTP	208	$11.36	Food Lion, JOANN, Kohl's, Marshalls
94	Cool Springs Pointe	Nashville-Davidson-Murfreesboro-Franklin, TN	Brentwood	TN	100%		198	$16.05	Best Buy, Restoration Hardware, Ross Dress for Less
95	Oaks at Slaughter	Austin, TX	Austin	TX	100%		26	$35.43	—
96	Vintage Plaza	Austin, TX	Round Rock	TX	100%		41	$27.90	—
97	The Marketplace at Highland Village	Dallas-Fort Worth-Arlington, TX	Highland Village	TX	100%		207	$18.57	DSW, LA Fitness, T.J. Maxx/HomeGoods
98	Briarcroft Center	Houston-The Woodlands-Sugar Land, TX	Houston	TX	100%		33	$41.25	—
99	Marketplace at 249	Houston-The Woodlands-Sugar Land, TX	Houston	TX	100%		17	$38.36	—
100	Shops at Tanglewood	Houston-The Woodlands-Sugar Land, TX	Houston	TX	100%		26	$48.55	—
101	Bandera Pointe	San Antonio-New Braunfels, TX	San Antonio	TX	100%		441	$11.46	Barnes & Noble, Gold's Gym, JOANN, Lowe's, Old Navy, PetSmart, Ross Dress for Less, T.J. Maxx, Urban Air Trampoline & Adventure Park
102	Shops at Bandera Pointe	San Antonio-New Braunfels, TX	San Antonio	TX	100%		48	$25.69	—
103	Village at Stone Oak	San Antonio-New Braunfels, TX	San Antonio	TX	100%		442	$18.89	Alamo Drafthouse Cinema, Hobby Lobby, HomeGoods, Ross Dress for Less
104	Emmet Street North	Charlottesville, VA	Charlottesville	VA	100%		2	$78.55	—
105	Emmet Street Station	Charlottesville, VA	Charlottesville	VA	100%		11	$54.50	—
106	Commonwealth Center	Richmond, VA	Midlothian	VA	20%	DTP	166	$15.94	Michaels, Painted Tree Marketplace, The Fresh Market
107	Towne Crossing Shops	Richmond, VA	Midlothian	VA	100%		7	$39.79	—
108	Downtown Short Pump	Richmond, VA	Richmond	VA	100%		126	$22.30	Barnes & Noble, Regal Cinemas
109	White Oak Village	Richmond, VA	Richmond	VA	100%		432	$16.45	JCPenney, K&G Fashion Superstore, Michaels, PetSmart, Publix
110	Boulevard Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		19	$41.48	—
111	Fairfax Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		19	$58.26	—
112	Fairfax Pointe	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		10	$49.91	—
113	Fairfax Towne Center	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		253	$25.60	JOANN, Regal Cinemas, Safeway, T.J. Maxx
114	Springfield Center	Washington-Arlington-Alexandria, DC-VA-MD-WV	Springfield	VA	100%		177	$23.12	Barnes & Noble, DSW, Marshalls, Michaels, The Tile Shop

DDRM - DDRM Properties
DTP - Dividend Trust Portfolio
RVIP IIIB - Deer Park, IL

SITE Centers Corp.

Notable Accounting and Supplemental Policies

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Form 10-K and Form 10-Q.

Rental Income (Revenues)

•
Percentage and overage rents that are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.
•
Tenant reimbursements are recognized in the period in which the expenses are incurred.
•
Lease termination fees are recognized upon termination of a tenant’s lease when the Company has no further obligations under the lease.

Lease Modification Accounting

•
Elected not to apply lease modification accounting to lease amendments in which the total amount of rent due under the lease is substantially the same and there has been no increase in the lease term. A majority of the Company’s concession amendments within this category provide for the deferral of rental payments to a later date within the remaining lease term.
•
If abatements are granted as part of a lease amendment, the Company has elected to not treat the abatements as variable rent and instead will record the concession’s impact over the tenant’s remaining lease term on a straight-line basis. Modifications to leases that involve an increase in the lease term have been treated as a lease modification.
•
For those tenants where the Company is unable to assert that collection of amounts due over the lease term is probable, regardless if the Company has entered into a deferral agreement to extend the payment terms, the Company has categorized these tenants on the cash basis of accounting. As a result, no rental income is recognized from such tenants once they have been placed on the cash basis of accounting until payments are received and all existing accounts receivable relating to these tenants have been reserved in full, including straight-line rental income. The Company will remove the cash basis designation and resume recording rental income from such tenants during the period earned at such time it believes collection from the tenants is probable based upon a demonstrated payment history or recapitalization event.

General and Administrative Expenses

•
General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred.
•
The Company does not capitalize any executive officer compensation.
•
General and administrative expenses include executive property management compensation and related expenses. Property management services’ direct compensation is reflected in operating and maintenance expenses.

Deferred Financing Costs

•
Costs incurred in obtaining term financing are included as a reduction of the related debt liability and costs incurred related to the revolving credit facilities are included in other assets on the consolidated balance sheets. All costs are amortized on a straight-line basis over the term of the related debt agreement; such amortization is reflected as interest expense in the consolidated income statements.

SITE Centers Corp.

Notable Accounting and Supplemental Policies

Real Estate

•
Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property's estimated undiscounted future cash flows, including estimated proceeds from disposition.
•
Construction in progress includes shopping center developments and significant expansions and redevelopments.
•
Acquisitions of a partner’s interest in an unconsolidated joint venture in which a change of control has occurred are recorded at fair value.
•
Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	30 to 40 years
Building Improvements	3 to 20 years
Furniture/Fixtures/ Tenant Improvements	Shorter of economic life or lease terms

Capitalization

•
Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.
•
The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.
•
Interest expense and real estate taxes incurred during construction are capitalized and depreciated over the building life. The Company does not capitalize interest on land held for development which is on hold and is not undergoing any development activities.

Gains on Sales of Real Estate

•
Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

Leasing Spreads

•
Cash Leasing Spreads are calculated by comparing the prior tenant's annual base rent in the final year of the prior lease to the executed tenant's annual base rent in the first year of the executed lease.
•
Straight-Lined Leasing Spreads are calculated by comparing the prior tenant's average base rent over the prior lease term to the executed tenant's average base rent over the term of the executed lease.
•
For both Cash and Straight-Lined Leasing Spreads, the reported calculations of “Comparable”, only include deals executed within one year of the date that the prior tenant vacated. Deals executed after one year of the date the prior tenant vacated, deals which are a combination of existing units, new leases at "Redevelopment” properties, and deals for units vacant at the time of acquisition are considered non-comparable and excluded from the calculation.

Net Effective Rents

•
Net effective rents are calculated as a weighted average per rentable square foot over the lease term with full consideration for all costs associated with leasing the space rather than pro rata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord's property value and typically extend the life of the asset in excess of the lease term.

SITE Centers Corp.

Non-GAAP Measures

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from depreciable property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with GAAP), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and equity income (loss) from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges, income and gains recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include write-off of preferred share original issuance costs, gains/losses on the early extinguishment of debt, certain transaction fee income, transaction costs and other restructuring type costs, including employee separation costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these charges, income and gains may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains are non-recurring. These charges, income and gains could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance, (iii) to influence acquisition, disposition and capital investment strategies and (iv) to compare the Company’s performance to that of other publicly traded shopping center REITs. For the reasons described above, management believes that FFO and Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant). Other real estate companies may calculate FFO and Operating FFO in a different manner.

SITE Centers Corp.

Non-GAAP Measures

In calculating the expected range for or amount of net (loss) income attributable to common shareholders to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gain and losses from the disposition of real estate property, potential impairments and reserves of real estate property and related investments, debt extinguishment costs and certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed consolidated financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”) and Same Store Net Operating Income (“SSNOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company also presents NOI information on a same store basis, or SSNOI. The Company defines SSNOI as property revenues less property-related expenses, which exclude straight-line rental income and reimbursements and expenses, lease termination income, management fee expense, fair market value of leases and expense recovery adjustments. SSNOI includes assets owned in comparable periods (15 months for prior period comparisons). In addition, SSNOI is presented including activity associated with redevelopment. SSNOI excludes all non-property and corporate level revenue and expenses. Other real estate companies may calculate NOI and SSNOI in a different manner. The Company believes SSNOI at its effective ownership interest provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above. SSNOI is frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs.

SSNOI is not, and is not intended to be, a presentation in accordance with GAAP. SSNOI information has its limitations as it excludes any capital expenditures associated with the re-leasing of tenant space or as needed to operate the assets. SSNOI does not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use SSNOI as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. SSNOI does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. SSNOI should not be considered as an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. A reconciliation of SSNOI to its most directly comparable GAAP measure of net income (loss) has been provided herein. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the projected NOI and assumed rate of 2024 SSNOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the multiple components of the calculations which for the same store calculation only includes properties owned for comparable periods and excludes all corporate level activity as noted above.

SITE Centers Corp.

Non-GAAP Measures

Other Measures

SITE Pro Rata Share Financial Information

The Company believes that the SITE pro rata share of its joint ventures presented in the quarterly supplement is not, and is not intended to be, a presentation in accordance with GAAP. SITE share financial information is frequently used by the real estate industry including securities analysts, investors and other interested parties to evaluate the performance of SITE compared to other REITs. Other real estate companies may calculate such information in a different manner.

SITE does not control the unconsolidated joint ventures and the presentations of SITE JV Pro Rata Adjustments of the unconsolidated joint ventures presented in the quarterly supplement do not represent the Company’s legal claim to such items. The Company provides this information because the Company believes it assists investors and analysts in estimating the effective interest in SITE’s unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of this information has limitations as an analytical tool. Because of the limitations, this information should not be considered in isolation or as a substitute for the Company’s financial statements as reported under GAAP.

Debt/Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

The Company uses the ratio Debt to Adjusted EBITDA (“Debt/Adjusted EBITDA”) as it believes it provides a meaningful metric as it relates to the Company’s ability to meet various leverage tests for the corresponding periods.

The Components of Debt/Adjusted EBITDA include net effective debt divided by adjusted EBITDA (trailing twelve months), as opposed to net income determined in accordance with GAAP. Adjusted EBITDA is calculated as net income attributable to SITE before interest, income taxes, depreciation and amortization for the trailing twelve months and further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. Net effective debt is calculated as the average of the Company’s consolidated debt outstanding excluding unamortized loan costs and fair market value adjustments, less cash and restricted cash as of the beginning of the twelve-month period and the balance sheet date presented. Such amounts are calculated at the Company’s proportionate share of ownership.

The Company also calculates EBITDAre as net income attributable to SITE before interest, income taxes, depreciation and amortization, gains and losses from disposition of real estate property and related investments, impairment charges on real estate property and related investments, including gain and losses from changes in control, all for the trailing twelve months. Such amount is also calculated at the Company’s proportionate share of ownership.

Adjusted EBITDA should not be considered as an alternative to earnings as an indicator of the Company’s financial performance, or an alternative to cash flow from operating activities as a measure of liquidity. The Company’s calculation of Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from Adjusted EBITDA are significant components in understanding and assessing the Company’s financial condition. The reconciliations of Adjusted EBITDA and net effective debt used in the consolidated and prorata Debt/Adjusted EBITDA ratios to their most directly comparable GAAP measures of net income (loss) and debt have been provided in the Debt Summary section.

SITE Centers Corp.

Portfolio Summary at 100%

GLA in thousands
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Shopping Center Summary
Operating Centers – 100%	114	119	121	120	119
Wholly Owned - SITE	101	106	108	105	101
JV Portfolio	13	13	13	15	18

Owned and Ground Lease GLA – 100%	22,553	25,570	26,240	26,578	26,982
Wholly Owned - SITE	18,369	21,386	22,056	21,990	21,989
JV Portfolio – 100%	4,184	4,184	4,184	4,588	4,993
Unowned GLA – 100%	7,972	8,298	8,709	8,938	8,938

Quarterly Operational Overview
SITE (100%)
Base Rent PSF	$19.69	$19.63	$19.38	$19.16	$18.96
Base Rent PSF < 10K	$32.17	$31.59	$31.12	$30.83	$30.46
Base Rent PSF > 10K	$15.06	$15.45	$15.38	$15.37	$15.29
Commenced Rate	92.0%	92.0%	92.5%	92.8%	92.3%
Leased Rate	94.6%	94.5%	95.4%	95.9%	95.3%
Leased Rate < 10K SF	90.3%	90.6%	90.3%	90.4%	89.8%
Leased Rate > 10K SF	96.2%	96.0%	97.2%	97.8%	97.2%

Wholly Owned SITE
Base Rent PSF	$20.46	$20.29	$19.97	$19.71	$19.61
Leased Rate	94.5%	94.7%	95.6%	96.0%	95.6%
Leased Rate < 10K SF	91.4%	91.4%	91.2%	91.2%	90.9%
Leased Rate > 10K SF	95.9%	95.9%	97.2%	97.7%	97.3%

Joint Venture (100%)
Base Rent PSF	$16.43	$16.41	$16.43	$16.61	$16.20
Leased Rate	94.6%	93.8%	94.2%	95.4%	94.0%
Leased Rate < 10K SF	84.7%	86.3%	85.1%	85.7%	84.3%
Leased Rate > 10K SF	97.8%	96.3%	97.3%	98.4%	97.0%

Joint Venture at Pro Rata Share
Base Rent PSF	$18.20	$18.16	$18.08	$18.19	$17.64
Leased Rate	93.0%	92.3%	92.2%	93.4%	92.2%
Leased Rate < 10K SF	82.3%	83.3%	81.0%	81.5%	80.4%
Leased Rate > 10K SF	97.4%	96.0%	96.9%	98.0%	96.7%

SITE Centers Corp.

Leasing Summary

Wholly Owned at 100%

Leasing Activity
	Comparable Pool						Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Straight-lined	Term	Count	GLA	ABR PSF	Term
New Leases
4Q23	9	64,639	$17.81	9.2%	17.3%	9.5	17	97,092	$22.05	9.3
3Q23	13	157,037	$20.65	58.3%	73.5%	9.8	25	204,875	$22.14	9.9
2Q23	11	89,204	$26.73	14.8%	23.3%	9.4	28	164,964	$26.12	8.6
1Q23	13	23,554	$41.00	20.6%	37.1%	9.6	30	122,014	$31.01	13.7
	46	334,434	$23.16	29.5%	41.2%	9.6	100	588,945	$25.08	10.2

Renewals
4Q23	61	374,469	$24.01	3.1%	9.0%	5.1	61	374,469	$24.01	5.1
3Q23	82	1,010,717	$17.62	6.7%	10.5%	5.7	82	1,010,717	$17.62	5.7
2Q23	88	920,876	$17.30	7.4%	12.1%	5.7	88	920,876	$17.30	5.7
1Q23	56	321,229	$22.49	8.7%	14.3%	5.6	56	321,229	$22.49	5.6
	287	2,627,291	$19.01	6.5%	11.3%	5.6	287	2,627,291	$19.01	5.6

New + Renewals
4Q23	70	439,108	$23.10	3.7%	9.9%	5.7	78	471,561	$23.60	5.9
3Q23	95	1,167,754	$18.03	12.3%	17.3%	6.2	107	1,215,592	$18.38	6.4
2Q23	99	1,010,080	$18.13	8.3%	13.5%	6.0	116	1,085,840	$18.64	6.1
1Q23	69	344,783	$23.75	10.0%	16.7%	5.8	86	443,243	$24.83	7.8
	333	2,961,725	$19.48	9.1%	14.6%	6.0	387	3,216,236	$20.12	6.4

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases (1)
4Q23	85,048	$23.14	$1.42	$2.45	$1.04	$4.91	$18.23	9.2
3Q23	181,331	$22.80	$1.98	$0.59	$0.81	$3.38	$19.42	9.8
2Q23	155,178	$26.30	$3.95	$0.91	$1.27	$6.13	$20.17	8.5
1Q23	84,531	$35.38	$3.26	$1.18	$1.71	$6.15	$29.23	10.1
	506,088	$26.03	$2.67	$1.09	$1.14	$4.90	$21.13	9.3

Renewals
4Q23	374,469	$24.47	$0.03	$0.00	$0.01	$0.04	$24.43	5.1
3Q23	1,010,717	$17.89	$0.10	$0.00	$0.00	$0.10	$17.79	5.7
2Q23	920,876	$17.62	$0.05	$0.00	$0.00	$0.05	$17.57	5.7
1Q23	321,229	$23.15	$0.04	$0.01	$0.00	$0.05	$23.10	5.6
	2,627,291	$19.38	$0.07	$0.00	$0.00	$0.07	$19.31	5.6

New + Renewals
4Q23	459,517	$24.23	$0.43	$0.71	$0.31	$1.45	$22.78	5.8
3Q23	1,192,048	$18.64	$0.55	$0.14	$0.19	$0.88	$17.76	6.3
2Q23	1,076,054	$18.87	$0.84	$0.18	$0.26	$1.28	$17.59	6.1
1Q23	405,760	$25.70	$1.08	$0.39	$0.55	$2.02	$23.68	6.5
	3,133,379	$20.45	$0.70	$0.27	$0.28	$1.25	$19.20	6.2

(1) New Leases exclude redevelopment activity.

SITE Centers Corp.

Leasing Summary

Unconsolidated Joint Ventures at 100%

Leasing Activity
	Comparable Pool						Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Straight-lined	Term	Count	GLA	ABR PSF	Term
New Leases
4Q23	0	0	$0.00	---%	---%	0.0	4	48,204	$17.32	10.0
3Q23	1	4,500	$40.00	47.4%	37.0%	10.0	1	4,500	$40.00	10.0
2Q23	0	0	$0.00	---%	---%	0.0	5	25,262	$21.11	9.2
1Q23	1	1,600	$26.00	(7.4%)	(2.7%)	3.0	2	42,080	$10.37	14.5
	2	6,100	$36.33	32.6%	27.7%	8.2	12	120,046	$16.53	11.4

Renewals
4Q23	7	44,651	$12.25	7.1%	10.7%	4.9	7	44,651	$12.25	4.9
3Q23	11	86,071	$18.16	2.9%	(4.4%)	6.2	11	86,071	$18.16	6.2
2Q23	16	121,431	$17.08	0.0%	5.7%	5.1	16	121,431	$17.08	5.1
1Q23	6	37,277	$17.14	6.2%	11.7%	5.1	6	37,277	$17.14	5.1
	40	289,430	$16.67	2.5%	3.5%	5.4	40	289,430	$16.67	5.4

New + Renewals
4Q23	7	44,651	$12.25	7.1%	10.7%	4.9	11	92,855	$14.89	7.6
3Q23	12	90,571	$19.25	6.3%	(1.1%)	6.4	12	90,571	$19.25	6.4
2Q23	16	121,431	$17.08	0.0%	5.7%	5.1	21	146,693	$17.78	5.8
1Q23	7	38,877	$17.50	5.2%	10.6%	5.0	8	79,357	$13.55	10.1
	42	295,530	$17.07	3.6%	4.4%	5.4	52	409,476	$16.63	7.2

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases (1)
4Q23	48,204	$17.79	$3.85	$3.65	$0.88	$8.38	$9.41	10.0
3Q23	4,500	$43.80	$5.00	$1.82	$1.33	$8.15	$35.65	10.0
2Q23	25,262	$23.29	$2.07	$1.22	$0.72	$4.01	$19.28	9.2
1Q23	42,080	$11.83	$1.98	$0.00	$0.33	$2.31	$9.52	14.5
	120,046	$17.83	$2.76	$1.55	$0.62	$4.93	$12.90	11.4

Renewals
4Q23	44,651	$12.46	$0.04	$0.00	$0.00	$0.04	$12.42	4.9
3Q23	86,071	$18.34	$1.13	$0.00	$0.00	$1.13	$17.21	6.2
2Q23	121,431	$17.44	$0.00	$0.02	$0.00	$0.02	$17.42	5.1
1Q23	37,277	$17.40	$0.00	$0.00	$0.00	$0.00	$17.40	5.1
	289,430	$16.93	$0.39	$0.01	$0.00	$0.40	$16.53	5.4

New + Renewals
4Q23	92,855	$15.22	$2.65	$2.50	$0.60	$5.75	$9.47	7.6
3Q23	90,571	$19.61	$1.43	$0.14	$0.10	$1.67	$17.94	6.4
2Q23	146,693	$18.45	$0.57	$0.35	$0.20	$1.12	$17.33	5.8
1Q23	79,357	$14.45	$1.52	$0.00	$0.25	$1.77	$12.68	10.1
	409,476	$17.20	$1.50	$0.73	$0.29	$2.52	$14.68	7.2

SITE Centers Corp.

Leasing Expirations

Wholly Owned at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	13	24	0.5%	$721	0.5%	$30.04	13	24	0.1%	$721	0.2%	$30.04
2024	21	632	5.2%	$7,793	4.5%	$12.33	140	360	7.6%	10,664	7.0%	$29.62	161	992	5.9%	18,457	5.6%	$18.61
2025	59	1,715	14.1%	25,743	14.7%	$15.01	207	616	13.0%	18,951	12.4%	$30.76	266	2,331	13.8%	44,694	13.6%	$19.17
2026	44	1,241	10.2%	14,727	8.4%	$11.87	193	528	11.2%	17,095	11.2%	$32.38	237	1,769	10.5%	31,822	9.7%	$17.99
2027	63	2,025	16.6%	32,385	18.5%	$15.99	208	653	13.8%	20,720	13.5%	$31.73	271	2,678	15.8%	53,105	16.2%	$19.83
2028	80	2,363	19.4%	32,620	18.7%	$13.80	237	676	14.3%	23,561	15.4%	$34.85	317	3,039	18.0%	56,181	17.1%	$18.49
2029	48	1,385	11.4%	19,167	11.0%	$13.84	146	457	9.7%	14,535	9.5%	$31.81	194	1,842	10.9%	33,702	10.3%	$18.30
2030	23	670	5.5%	10,014	5.7%	$14.95	83	250	5.3%	8,681	5.7%	$34.72	106	920	5.4%	18,695	5.7%	$20.32
2031	14	547	4.5%	7,013	4.0%	$12.82	68	209	4.4%	6,454	4.2%	$30.88	82	756	4.5%	13,467	4.1%	$17.81
2032	17	385	3.2%	6,093	3.5%	$15.83	125	388	8.2%	12,824	8.4%	$33.05	142	773	4.6%	18,917	5.8%	$24.47
2033	21	466	3.8%	6,439	3.7%	$13.82	119	394	8.3%	13,141	8.6%	$33.35	140	860	5.1%	19,580	6.0%	$22.77
Thereafter	20	752	6.2%	12,699	7.3%	$16.89	43	171	3.6%	5,750	3.8%	$33.63	63	923	5.5%	18,449	5.6%	$19.99
Total	410	12,181	100.0%	$174,693	100.0%	$14.34	1,582	4,726	100.0%	$153,097	100.0%	$32.39	1,992	16,907	100.0%	$327,790	100.0%	$19.39

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	0	0.0%	$0.00	12	22	0.5%	$657	0.4%	$29.86	12	22	0.1%	$657	0.2%	$29.86
2024	6	134	1.1%	2,027	1.2%	$15.13	93	211	4.5%	6,716	4.4%	$31.83	99	345	2.0%	8,743	2.7%	$25.34
2025	12	262	2.2%	4,127	2.4%	$15.75	122	293	6.2%	9,714	6.3%	$33.15	134	555	3.3%	13,841	4.2%	$24.94
2026	3	34	0.3%	607	0.3%	$17.85	94	237	5.0%	7,655	5.0%	$32.30	97	271	1.6%	8,262	2.5%	$30.49
2027	15	277	2.3%	5,420	3.1%	$19.57	93	240	5.1%	7,498	4.9%	$31.24	108	517	3.1%	12,918	3.9%	$24.99
2028	17	284	2.3%	4,918	2.8%	$17.32	127	344	7.3%	11,757	7.7%	$34.18	144	628	3.7%	16,675	5.1%	$26.55
2029	7	232	1.9%	3,140	1.8%	$13.53	105	261	5.5%	8,439	5.5%	$32.33	112	493	2.9%	11,579	3.5%	$23.49
2030	13	295	2.4%	5,263	3.0%	$17.84	67	188	4.0%	5,827	3.8%	$30.99	80	483	2.9%	11,090	3.4%	$22.96
2031	13	220	1.8%	3,831	2.2%	$17.41	65	156	3.3%	4,726	3.1%	$30.29	78	376	2.2%	8,557	2.6%	$22.76
2032	13	297	2.4%	5,148	2.9%	$17.33	92	271	5.7%	8,803	5.7%	$32.48	105	568	3.4%	13,951	4.3%	$24.56
2033	21	466	3.8%	7,466	4.3%	$16.02	89	254	5.4%	8,416	5.5%	$33.13	110	720	4.3%	15,882	4.8%	$22.06
Thereafter	290	9,680	79.5%	132,746	76.0%	$13.71	623	2,249	47.6%	72,889	47.6%	$32.41	913	11,929	70.6%	205,635	62.7%	$17.24
Total	410	12,181	100.0%	$174,693	100.0%	$14.34	1,582	4,726	100.0%	$153,097	100.0%	$32.39	1,992	16,907	100.0%	$327,790	100.0%	$19.39

Note: Includes ground leases

SITE Centers Corp.

Leasing Expirations

Unconsolidated Joint Ventures at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	0	0	0.0%	$0	0.0%	$0.00	0	0	0.0%	$0	0.0%	$0.00
2024	8	444	14.9%	4,342	11.5%	$9.78	31	84	9.9%	2,438	10.2%	$29.02	39	528	13.8%	6,780	11.0%	$12.84
2025	14	348	11.7%	4,539	12.0%	$13.04	36	112	13.2%	2,826	11.8%	$25.23	50	460	12.0%	7,365	11.9%	$16.01
2026	15	328	11.0%	3,722	9.8%	$11.35	37	126	14.9%	3,241	13.5%	$25.72	52	454	11.9%	6,963	11.3%	$15.34
2027	15	449	15.1%	5,926	15.6%	$13.20	28	100	11.8%	3,175	13.3%	$31.75	43	549	14.3%	9,101	14.7%	$16.58
2028	16	441	14.8%	5,644	14.9%	$12.80	39	119	14.0%	3,715	15.5%	$31.22	55	560	14.6%	9,359	15.1%	$16.71
2029	7	216	7.3%	2,928	7.7%	$13.56	26	108	12.8%	2,867	12.0%	$26.55	33	324	8.5%	5,795	9.4%	$17.89
2030	2	34	1.1%	507	1.3%	$14.91	14	42	5.0%	1,040	4.3%	$24.76	16	76	2.0%	1,547	2.5%	$20.36
2031	7	249	8.4%	3,860	10.2%	$15.50	8	29	3.4%	998	4.2%	$34.41	15	278	7.3%	4,858	7.9%	$17.47
2032	2	92	3.1%	571	1.5%	$6.21	19	78	9.2%	2,446	10.2%	$31.36	21	170	4.4%	3,017	4.9%	$17.75
2033	7	196	6.6%	3,392	8.9%	$17.31	10	37	4.4%	793	3.3%	$21.43	17	233	6.1%	4,185	6.8%	$17.96
Thereafter	3	182	6.1%	2,488	6.6%	$13.67	5	12	1.4%	400	1.7%	$33.33	8	194	5.1%	2,888	4.7%	$14.89
Total	96	2,979	100.0%	$37,919	100.0%	$12.73	253	847	100.0%	$23,939	100.0%	$28.26	349	3,826	100.0%	$61,858	100.0%	$16.17

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	0	0.0%	$0.00	0	0	0.0%	$0	0.0%	$0.00	0	0	0.0%	$0	0.0%	$0.00
2024	4	90	3.0%	942	2.5%	$10.47	25	67	7.9%	1,981	8.3%	$29.57	29	157	4.1%	2,923	4.7%	$18.62
2025	4	59	2.0%	907	2.4%	$15.37	25	71	8.4%	1,851	7.7%	$26.07	29	130	3.4%	2,758	4.5%	$21.22
2026	2	36	1.2%	434	1.1%	$12.06	21	51	6.0%	1,300	5.4%	$25.49	23	87	2.3%	1,734	2.8%	$19.93
2027	3	41	1.4%	427	1.1%	$10.41	15	50	5.9%	1,616	6.8%	$32.32	18	91	2.4%	2,043	3.3%	$22.45
2028	2	30	1.0%	540	1.4%	$18.00	26	76	9.0%	2,688	11.2%	$35.37	28	106	2.8%	3,228	5.2%	$30.45
2029	2	76	2.6%	799	2.1%	$10.51	21	70	8.3%	2,038	8.5%	$29.11	23	146	3.8%	2,837	4.6%	$19.43
2030	2	69	2.3%	763	2.0%	$11.06	16	45	5.3%	1,170	4.9%	$26.00	18	114	3.0%	1,933	3.1%	$16.96
2031	6	94	3.2%	1,033	2.7%	$10.99	15	52	6.1%	1,551	6.5%	$29.83	21	146	3.8%	2,584	4.2%	$17.70
2032	2	61	2.0%	742	2.0%	$12.16	19	71	8.4%	2,265	9.5%	$31.90	21	132	3.5%	3,007	4.9%	$22.78
2033	6	165	5.5%	2,631	6.9%	$15.95	12	40	4.7%	915	3.8%	$22.88	18	205	5.4%	3,546	5.7%	$17.30
Thereafter	63	2,258	75.8%	28,701	75.7%	$12.71	58	254	30.0%	6,564	27.4%	$25.84	121	2,512	65.7%	35,265	57.0%	$14.04
Total	96	2,979	100.0%	$37,919	100.0%	$12.73	253	847	100.0%	$23,939	100.0%	$28.26	349	3,826	100.0%	$61,858	100.0%	$16.17

Note: Includes ground leases

SITE CENTERS INVESTOR RELATIONS DEPARTMENT e: ir@sitecenters.com w: ir.sitecenters.com 3300 Enterprise Pkwy, Beachwood, OH 44122 o:216-755-5500 f:216-755-1500 w: sitecenters.com • NYSE:SITC